As filed with the Securities and Exchange Commission on August 22, 2025

Registration No. 333-284484

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COINSHARES XRP ETF

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)	c/o CoinShares Co. Charles Butler 437 Madison Avenue, 28th Floor New York, NY 10022 (646) 308-1518	(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices and Agent for Service)

Copies to:

Morrison C. Warren, Esq.
Chapman and Cutler LLP
320 South Canal Street
Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated August 22, 2025

COINSHARES XRP ETF

Common Shares of Beneficial Interest

The CoinShares XRP ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust.

The Trust’s purpose is to hold “XRP,” which is a digital commodity based on the cryptographic protocols used by the XRP blockchain, a decentralized, peer-to-peer computer network (the “XRP Ledger”). The investment objective of the Trust is for the Shares to reflect the performance of the value of XRP as represented by the Compass Crypto Reference Index 4pm New York XRP (the “Index”), less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in XRP. CoinShares Co. is the sponsor of the Trust (the “Sponsor”), CSC Delaware Trust Company is the trustee of the Trust (the “Trustee”), ________ is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”), ________ is the marketing agent of the Trust (the “Marketing Agent”), ________, ________ and ________, are the custodians of the Trust’s XRP (each a “Custodian” and collectively, the “Custodians”), and ________, is the cash custodian of the Trust (the “Cash Custodian”).

The Trust is an exchange-traded product. When the Trust creates or redeems its Shares, it will do so in blocks of [____] Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either XRP represented by the Basket being created or cash needed to purchase the amount of XRP represented by the Basket being created, in each case as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. A financial firm that is authorized to create or redeem Shares with the Trust (known as an “Authorized Participant”) will deliver, or facilitate the delivery of, XRP or cash to the Trust’s account with the Custodian (in the case of XRP) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver XRP or cash to such Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

The Trust intends to list the Shares on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”) under the symbol “________.”

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased ____ (__) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $____. On ____, 202_, the Trust purchased ____ XRP with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Seed Capital Investor” for additional information.]

The price of the Seed Share and the Seed Baskets was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

Holders of beneficial interests in the Shares (“Shareholders”) who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on Nasdaq. Investing in the Trust involves risks similar to those involved with an investment directly in XRP and other significant risks. See “Risk Factors” beginning on page __.

The offering of an indeterminate amount of the Shares is registered with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act. The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering unless extended as permitted by applicable rules under the Securities Act. The Trust is not a mutual fund registered under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the U.S. Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading adviser. The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD XRP OR INTERESTS RELATED TO XRP. THE SHARES ARE SPECULATIVE SECURITIES. THE PURCHASE OF SHARES INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE __.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE U.S. JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this prospectus is [           ], 202_

Neither the Sponsor nor the Trust has authorized anyone to provide you with information different from that contained in this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus prepared by the Sponsor or the Trust, or on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the Shares.

In this Prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refer to the Sponsor acting on behalf of the Trust.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions for the XRP and/or the Shares, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based on certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors deemed appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;
●	general economic, market and business conditions;
●	the use of technology by us and our vendors, including the Custodians, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;
●	changes in applicable laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;
●	the costs and effects of any litigation or regulatory investigations;
●	our ability to maintain a positive reputation; and
●	other global economic and political developments.

Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should any underlying assumptions prove incorrect, actual outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

Industry and Market Data

Although we are responsible for all disclosure contained in this Prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the XRP industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Prospectus.

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and the Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus which is material and/or which may be important to you. You should read this entire Prospectus, including the “Risk Factors” beginning on page __, before making an investment decision about the Shares.

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the value of XRP as represented by the Compass Crypto Reference Index 4pm New York XRP (the “Index”), less the Trust’s liabilities and expenses. In seeking to achieve its investment objective, the Trust will hold XRP and will value its Shares daily based on the value of XRP as reflected by the Index. The Index is calculated independently by Compass Financial Technologies (the “Benchmark Administrator”) based on an aggregation of executed trade flow of Selected Exchanges (defined below). There can be no assurance that the Trust will achieve its investment objective. The Sponsor is authorized under a trust agreement between the Sponsor and the Trustee (the “Trust Agreement”) to substitute an alternative index, reference rate, or other methodology for the purposes of valuing XRP in accordance with the Trust’s valuation policies and/or for the purposes of achieving the Trust’s investment objective at its sole discretion and without Shareholder approval. The Shares are designed to provide investors with a cost-effective and convenient way to invest in XRP

Because the value of the Shares is tied to the value of XRP held by the Trust, it is important to first understand the investment attributes of, and the market for, XRP. Investing in the Shares does not insulate the investor from certain risks, including price volatility. The price of XRP on the XRP market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, between November 2021 and November 2022, the price of XRP fell from a then-all-time high of $_______ to $________. The price of XRP reached a new all-time high of $________ in December 2024. See “Risk Factors.”

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the XRP held by the Trust. This means that the Sponsor does not sell XRP at times when its price is high or acquire XRP at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any hedging techniques that may be available to or utilized by professional XRP investors to attempt to reduce the risks of losses resulting from price decreases.

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets. The Trust will not utilize leverage, derivatives or similar arrangements in seeking to meet its investment objective.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its affiliates).

XRP is a digital commodity based on an open-source protocol. XRP is not issued by any government, bank or central organization, and instead exist on an online, peer-to-peer computer network that hosts a public transaction ledger where XRP transfers are recorded (the “XRP Ledger”). The XRP Ledger is accessed through software, and software governs XRP creation, movement and ownership.

XRP has no physical existence beyond the record of transactions on the XRP Ledger. The XRP Ledger is a public record of the creation, custody and flow of funds of XRP, showing every transaction effected on the blockchain among users’ online “digital wallets” where their XRP are effectively stored. XRP may be sent or received through users’ digital wallets by using public and private keys that are part of the XRP Ledger’s cryptographic security mechanism.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “________” on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”). The Trust issues Baskets to Authorized Participants on an ongoing basis in exchange for cash, which is used to purchase XRP that is deposited for safekeeping with the Custodians (as defined below). The Trust will distribute cash by redeeming Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

Compass Crypto Reference Index 4pm New York XRP

The Index, which was introduced ________, 202_, was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one XRP that may be used to develop financial products. The Index uses the same methodology as the Compass Crypto Reference Index XRP (“XRR”). The only material difference between the Index and the XRR is that the XRR measures the U.S. dollar price of one XRP as of 4:00 p.m. London time and the Index measures the U.S. dollar price of one XRP as of 4:00 p.m. Eastern Time (“ET”). The administrator of the Index is Compass Financial Technologies (the “Benchmark Administrator”). The Index and the XRR are representative of the XRP trading activity on the Selected Exchanges, which include, as of the date of this Prospectus, ____, ____, ____, ____, ____ and ____. For more information on the Index and the XRR, see “Use Of The Compass Crypto Reference Index 4pm New York XRP” below.

The Trust uses the Index to calculate its daily NAV and to calculate an updated intraday indicative value (“IIV”). The IIV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business. The IIV will be disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of XRP and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it in twelve (12) time-equally sized partitions of trade records; (ii) then calculates the volume-weighted median of all trade prices within each partition; and (iii) determines the value from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in XRP conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.compass-ft.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Custody of the Trust’s Assets

________ (the “________Custodian”), ________ (“________”) and ________ (“________” and collectively with ________ and ________, the “Custodians”) will custody of all of the Trust’s XRP, in accounts that are required to be segregated from the assets held by the Custodians as principal and the assets of its other customers (the “Vault Accounts”). The Custodians will keep all of the private keys associated with the Trust’s XRP held by the Custodians in the Vault Accounts in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s XRP are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. While the Custodians will generally keep a substantial portion of the Trust’s XRP in cold storage on an ongoing basis, from time to time, portions of the Trust’s XRP will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell XRP to pay Trust expenses. The Trust’s XRP held in the Vault Accounts by the Custodians is held in segregated wallets and therefore are not commingled with the Custodians’ or other customer assets. CoinShares International Limited, the parent of the Sponsor, holds a minority equity interest in ________, which is therefore an affiliate of the Sponsor.

Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. The Custodian may receive deposits of XRP but may not send XRP without the use of the corresponding private keys. In order to send XRP when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys.

The Trust may change the custodial arrangements described in this prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Sponsor will allocate the Trust’s XRP between Vault Accounts at the ________ Custodian, ________and ________. In determining the amount and percentage of the Trust’s XRP to allocate to each Vault Account, the Sponsor will consider (i) the concentration of the Trust’s XRP at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s XRP at each Custodian, (v) the fees and expenses associated with the transfer to or from the Vault Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s XRP held at the ________Custodian, ________or ________, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of XRP between the Vault Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of ________ between the Vault Accounts at each Custodian will occur “on-chain” over the XRP Ledger. On-chain transactions are subject to all of the risks of the XRP Ledger, including the risk that transactions will be made erroneously and are generally irreversible.

Purchases and Sales of XRP

Because the Trust will conduct creations and redemptions of Shares for cash, it will be responsible for purchasing and selling XRP in connection with those creation and redemption orders. The Trust may also be required to sell XRP to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Trust, is responsible for acquiring XRP from a XRP trading counterparty that has been approved by the Sponsor (each, an “XRP Trading Counterparty”). The XRP Trading Counterparties with which the Sponsor will engage in XRP transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis.

Pursuant to the Trust’s creation and redemption processes, Authorized Participants and the Trust do not settle the cash for creation or redemption orders until the day after the order is placed, while the Trust makes purchases and sales of XRP in connection with creations and redemption orders on the day of the order. The Sponsor, on behalf of the Trust, may engage additional XRP Trading Counterparties at any time. The list of the current XRP Trading Counterparties will be included in the Trust’s Annual Reports on Form 10-K.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this prospectus. Some of these risks are summarized below.

Risks Associated with XRP and the XRP Ledger.

XRP is a relatively new technological innovation with a limited history. There is no assurance that usage of the XRP Ledger or XRP will continue to grow. A contraction in the use or adoption of XRP may result in increased volatility or a reduction in the price of XRP, which could adversely impact the value of the Shares. Sales of XRP that have been newly released from escrow may cause the price of XRP to decline, which could negatively affect an investment in the Shares. XRP markets have a limited history, XRP trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of XRP and the XRP Ledger continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of XRP or otherwise impact the demand for XRP. Disruptions at digital asset trading platforms could adversely affect the availability of XRP and the ability of Authorized Participants to purchase or sell XRP and, therefore, their ability to create and redeem Shares.

Spot markets on which XRP trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at XRP spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of XRP and the ability of Authorized Participants (as defined below) to purchase or sell XRP or XRP derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust.

Ownership of XRP is recorded on decentralized ledger, which is not controlled or administered by any single entity or person. Proof of ownership is dependent on possession of certain “private keys” that are required to initiate a transfer of XRP. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its XRP. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer XRP in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with Investing in the Trust.

Shareholders may choose to use the Trust as a means of investing indirectly in XRP. As noted, there are significant risks and hazards inherent in the XRP market that may cause the price of XRP to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the XRP market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of XRP, and thus the value of the Shares, may be extremely volatile, shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s accounts with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return will not match the performance of the Index because the Trust incurs operating expenses. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of XRP trading platforms due to fraud, failure, security breaches or otherwise.

The amount of XRP represented by the Shares may be reduced during the life of the Trust due to the transfer of the Trust’s XRP to pay for the Sponsor’s Fee and other liabilities.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the XRP Ledger or asset “air dropped” to holders of XRP. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the XRP Ledger (other than what the Sponsor determines to be XRP) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Trust Structure

The Trust is a Delaware statutory trust, organized on December 10, 2024, that operates pursuant to the Trust Agreement. The Trust has entered into a brokerage and custody agreement with the ________ (the “________Custody Agreement”) and separate custodial services agreements with ________ (the “________Custody Agreement”) and ________ (the “________Custody Agreement”, and collectively with the ________Custody Agreement” and the “________Custody Agreement,” the “Custody Agreements”), pursuant to which the Custodians will custody all of the Trust’s XRP. ________ is a separate entity but an affiliate of the ________Custodian and is also a broker of the Trust. Pursuant to the Custody Agreements, the Custodians established accounts that hold the XRP deposited with the respective Custodian on behalf of the Trust.

The Trust’s Sponsor is CoinShares Co., a Delaware corporation and a wholly owned subsidiary of CoinShares International Limited. Under the Delaware General Corporation Law Act and the governing documents of the Sponsor, CoinShares International Limited, the sole shareholder of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole shareholder of the Sponsor.

The Sponsor arranged for the creation of the Trust and the is arranging for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodian Fee (as defined herein), the Cash Custodian Fee (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the Administrator Fee (as defined herein), fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. The Sponsor also paid the costs of the Trust’s organization.

The Sponsor and the Administrator are generally responsible for the administration of the Trust under the provisions of the Trust Agreement. The responsibilities of the Sponsor include (i) selecting and monitoring the Trust’s Service Providers (as defined herein) and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining XRP or the cash proceeds of the sale of the Trust’s remaining XRP (determined at the sole discretion of the Sponsor) to the owners of record of the Shares. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Cash Custodian, the Transfer Agent and the Depository Trust Company (“DTC”), (iii) publishing the Trust’s XRP Holdings and XRP Holdings per Share (each as defined herein) each business day at 4:00 p.m. ET, or as soon thereafter as practicable and (iv) instructing the Custodians to transfer the Trust’s XRP, as needed to pay the Sponsor’s Fee and any Additional Trust Expenses (each as defined herein).

Although the Trust’s XRP are not stored in a physical sense, a record of the Trust’s XRP is identifiable on the XRP Ledger via digital addresses established by the Custodians. These digital addresses are contained in a Trading Account and the Vault Accounts (each as defined herein) which together constitute the “XRP Account.” The XRP Account consists of multi-signature digital addresses, which require several distinct “private keys” to authenticate access to and transfer of the Trust’s XRP from the XRP Account. Notwithstanding XRP payable to the Sponsor for its management fee or XRP deposited into or removed from the Trust in connection with sales and purchases related to the creation or redemption of Baskets, respectively, the Sponsor endeavors to instruct the Custodians to maintain all of the Trust’s XRP within a Vault Account. The Custodians are responsible for the safekeeping of the Trust’s private keys used to access the XRP Account and facilitates the transfer of XRP in accordance with the Sponsor’s instructions.

The general roles, responsibilities and regulations of the Sponsor, Trustee, Administrator and Custodians are further described in “The Sponsor,” “The Trustee,” “The Administrator” and “The Custodians,” respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator and Custodian are set forth in “Description of the Trust Documents—Description of the Trust Agreement” and “—Description of the Custody Agreements,” respectively. The Trust Agreement and Custody Agreements are collectively referred to herein as “Trust Documents.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of XRP by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of XRP to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “U.S. Federal Income Tax Consequences— Tax Consequences to U.S. Holders.”

XRP History

The XRP Ledger is a recent technological innovation, and the XRP that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of XRP and other digital currencies. However, other U.S. and state agencies, such as the SEC, have not made official pronouncements or issued guidance or rules regarding the treatment of XRP. Similarly, the treatment of XRP and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of XRP creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

Some of the notable features of the Trust and its Shares include the holding of XRP in the Trust’s own accounts, the experience of the Sponsor’s management team in the XRP industry and the use of the Custodians to protect the Trust’s private keys. See “Activities of the Trust.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or
●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s principal office is located at 437 Madison Avenue, 28th Floor, New York, NY 10022 and its telephone number is 646-308-1518.

THE OFFERING

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance of Baskets consist of XRP or cash. In addition, the Trust will receive proceeds derived from its staking program that consist of XRP. Deposits of XRP are held by the Custodians on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with the redemption of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of XRP, (ii) delivered out in connection with redemptions of Baskets, or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

Nasdaq Exchange Symbol	____

XRP Index Price	For purposes of determining the value of the Trust’s XRP, the Trust uses the Index to calculate a per-XRP value in U.S. dollars (the “XRP Index Price”). The XRP Index Price is published between 4:00 p.m. and 4:30 p.m. ET on each trading day.

For more information on the Compass Crypto Reference Index 4pm New York XRP, see “Use of the Compass Crypto Reference Index 4pm New York XRP and “Calculation of NAV” below.

CUSIP	________

Creation and Redemption	The Trust is an exchange-traded product. When the Trust creates or redeems its Shares, it will do so in blocks of [_____] Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either XRP represented by the Basket being created or cash needed to purchase the amount of XRP represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), will deliver, or facilitate the delivery of, XRP or cash to the Trust’s account with the Custodians (in the case of XRP) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver XRP or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust. See “Description of the Shares—Redemption of the Shares.”

The Trust’s XRP Holdings	The Trust’s “XRP Holdings” is the amount of the Trust’s XRP less its liabilities (which include estimated accrued but unpaid fees and expenses), as calculated using the XRP Index Price. The Administrator calculates the Trust’s XRP Holdings on a daily basis.

The Administrator also calculates the Trust’s XRP Holdings per Share, which equals the Trust’s XRP Holdings divided by the number of Shares then outstanding. The Sponsor will publish the Trust’s XRP Holdings and XRP Holdings per Share each business day as of 4:00 p.m. ET or as soon thereafter as practicable at the Trust’s website at https://coinshares.com/us/etf/____/.

Trust Expenses	The Trust’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Sponsor’s Fee”). The Sponsor’s Fee will be accrued daily by applying a __% annual rate to the Trust’s XRP Holdings. The Sponsor’s Fee will be payable in XRP at such times as determined at the Sponsor’s sole discretion.

To pay the Sponsor’s Fee, the Custodians will, when directed by the Sponsor, (i) withdraw from the XRP Account the number of XRP equal to the accrued but unpaid Sponsor’s Fee, determined as described above, and (ii) transfer such XRP to an account affiliated with the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of XRP to the Sponsor or the sale of XRP for costs not included in the Sponsor’s Fee. To the extent there are any on-chain transaction fees incurred in connection with the transfers of XRP to pay the Sponsor’s Fee, the Sponsor, and not the Trust, shall bear such fees.

The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Sponsor’s Fee will be paid in full for subsequent periods. Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

As consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee’s fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary course legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website (the “Sponsor-paid Expenses”). There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares. At the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.

The Trust may incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor (collectively, “Additional Trust Expenses”).

To cover Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert XRP into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of XRP represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling XRP.

The number of XRP to be delivered to the Sponsor in payment of the Sponsor’s Fee or sold to pay Additional Trust Expenses will vary from time to time depending on the level of the Trust’s expenses and the value of XRP, as determined using the XRP Index Price or, in certain circumstances, such other fair value measurement as determined by the Sponsor. See “Activities of the Trust—Trust Expenses.”

Transfers of XRP	With respect to purchases and sales of XRP conducted through XRP Trading Counterparties, transfers of XRP may be conducted as “on-chain” transactions represented on the XRP Ledger. On-chain transactions are subject to all of the risks of the XRP Ledger, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor will transfer XRP from a Vault Account or Trading Account to an account affiliated with the Sponsor.

Termination Events	Upon dissolution of the Trust, the Sponsor will distribute the Trust’s remaining XRP or the cash proceeds of the sale of the Trust’s remaining XRP (determined at the sole discretion of the Sponsor) to the owners of record of the Shares, after the Sponsor has paid or made provision for the Trust’s obligations. Accordingly, Shareholders of record at the time of a liquidation may receive either XRP or cash. See “Description of the Trust Agreement—The Trustee—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) have entered into an Authorized Participant Agreement with the Sponsor, and the Marketing Agent. See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Trust has engaged ________, ________, ________, ________ and ________. as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and Settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are, and will only be, available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Regulation of XRP and the XRP Ledger

In December 2020, the U.S. Securities and Exchange Commission (the “SEC”) filed a complaint (the “Ripple Complaint”) against Ripple Labs, Inc. (“Ripple Labs”) and two of its executives (the “Ripple Defendants”) in the United States District Court for the Southern District of New York (“S.D.N.Y.”), alleging that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in violation of Section 5 of the Securities Act of 1933. Section 5 of the Securities Act prohibits the offer or sale of a “security” unless a registration statement is in effect or has been filed with the SEC as to such offer and sale. The Ripple Defendants did not dispute that they had offered and sold XRP through interstate commerce without filing a registration statement with the SEC. Accordingly, the central question before the S.D.N.Y. was whether the Ripple Defendants’ offers and sales of XRP constituted the offer or sale of a security.

On July 13, 2023, the S.D.N.Y. issued a landmark decision distinguishing between the XRP token itself and the manner in which it was sold. The court rejected the SEC’s argument that XRP was inherently a security, instead holding that XRP is not, in and of itself, a security. The court found that Ripple’s direct sales of XRP to certain sophisticated individuals and entities pursuant to written contracts did constitute unregistered offers and sales of securities in violation of Section 5 of the Securities Act. However, the court also found that Ripple’s programmatic sales of XRP on digital asset trading platforms in the secondary market did not constitute unregistered sales of securities. Similarly, distributions of XRP to employees as compensation or to third parties to incentivize development on the XRP Ledger were not found to be unregistered sales of securities.

Following these rulings, the S.D.N.Y. entered a final judgment in the case on August 7, 2024. The SEC subsequently filed a notice of appeal to the United States Court of Appeals for the Second Circuit (the “Second Circuit”) on October 2, 2024, seeking review of the final judgment.

In August 2025, Ripple and the SEC reached a settlement, bringing the litigation to a close. Under the terms of the settlement, Ripple agreed to pay a $125 million civil penalty in connection with its unregistered institutional sales of XRP. Both parties filed a joint stipulation to dismiss their respective appeals in the Second Circuit, and each party agreed to bear its own legal costs. The settlement also includes compliance measures restricting Ripple’s future institutional sales and requiring adherence to applicable regulatory guidelines. The resolution of the case provides regulatory clarity that XRP, when sold on public exchanges in secondary market transactions, is not considered a security under U.S. law, while direct institutional sales remain subject to securities regulations. This outcome is widely viewed as a significant development for Ripple, XRP, and the broader digital asset industry, as it establishes important legal distinctions regarding the classification and sale of digital assets in the United States.

If XRP is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act of 1940, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment of XRP as a non-security.

To the extent that XRP is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

Risk Factors Related to the XRP Ledger and XRP

Many digital assets, including XRP, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Many digital assets, including XRP, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks, including networks and networks utilizing the XRP Ledger, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because XRP is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the XRP Ledger, would affect the ability to transfer digital assets, including XRP, and, consequently, a disruption may impact their value.
●	Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the XRP Ledger, could theoretically result in a “fork” in such network’s blockchain, including the XRP Ledger, resulting in the operation of multiple separate networks.
●	Governance of the XRP Ledger is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the XRP Ledger, which may stymie the XRP Ledger’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the XRP Ledger, especially long-term problems.
●	Unlike many other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. However, because there is no financial incentive for entities or individuals to maintain validators, there is no guarantee that such entities or individuals will continue to run validators. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the XRP Ledger’s functionality, security and overall existence.
●	Many digital asset networks, including the XRP Ledger (although it is better positioned than most), face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the XRP Ledger and the price of XRP.
●	In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets.

Moreover, because digital assets, including XRP, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

The decline in liquidity has been particularly acute, as evidenced by a significant reduction in trading volumes, wider bid-ask spreads, and diminished market depth across major digital asset exchanges. During periods of market stress, such as the collapse of TerraUSD and the bankruptcy of FTX in November 2022, liquidity in digital asset markets evaporated rapidly, making it difficult for market participants to execute trades without causing substantial price movements. This illiquidity was further exacerbated by the withdrawal of key market makers and liquidity providers, as well as the exit or insolvency of several large trading platforms and lending institutions. As a result, even flagship digital assets experienced sharp price swings and increased slippage, while less liquid tokens became effectively untradeable for extended periods. Academic and industry research has confirmed that liquidity shocks in one digital asset can quickly spill over to others, amplifying systemic risk and contributing to broader market instability.

Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. In June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance. US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. In each of the Binance Complaint, Coinbase Complaint and Kraken Complaint, the SEC initially alleged that Solana was a security. However, in July 2024, the SEC amended the Binance Complaint to remove its assertion that Solana was a security. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices and additional reductions in market liquidity, as market participants reassess regulatory risks and withdraw from trading activity.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the creation of the “Crypto Task Force.” The Crypto Task Force was to be dedicated to developing a comprehensive and clear regulatory framework for digital assets and was to be led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, each entered into a joint stipulation to dismiss the SEC’s lawsuit against them with prejudice.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including XRP and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including XRP, which could have a negative effect on the value of XRP, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The value of the Shares relates directly to the price of XRP, which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the XRP held by the Trust and fluctuations in the price of XRP could adversely affect the value of the Shares. The market price of XRP may be highly volatile, and subject to a number of factors, including:

●	an increase in the XRP supply that is publicly available for trading;
●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;
●	the adoption of XRP as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the XRP Ledger;
●	forks in the XRP Ledger;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, XRP);
●	consumer preferences and perceptions of XRP specifically and digital assets generally fiat currency withdrawal and deposit policies on digital asset trading platforms;
●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;
●	investment and trading activities of large investors that invest directly or indirectly in XRP;
●	a “short squeeze” resulting from speculation on the price of XRP, if aggregate short exposure exceeds the number of Shares available for purchase;
●	a final determination that XRP is a security or changes in XRP’s status under the federal securities laws;
●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of XRP as a form of payment or the purchase of XRP on digital asset trading platforms;
●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;
●	fees associated with processing an XRP transaction and the speed at which transactions are settled on the XRP Ledger;
●	interruptions in service from or closures or failures of major digital asset trading platforms;
●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;
●	increased competition from other forms of digital assets or payment services; and
●	the Trust’s own acquisitions or dispositions of XRP, since there is no limit on the number of XRP that the Trust may acquire.

In addition, there is no assurance that XRP will maintain its value in the long or intermediate term. In the event that the price of XRP declines, the Sponsor expects the value of the Shares to decline proportionately. The value of XRP as represented by the Index or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of XRP has resulted, and may continue to result, in speculation regarding future appreciation in the price of XRP, inflating and making the price of XRP more volatile. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index and could adversely affect the value of the Shares.

XRP is a relatively new technological innovation with a limited operating history.

XRP has a relatively limited history of existence and operations. There is a limited established performance record for the price of XRP and, in turn, a limited basis for evaluating an investment in XRP. Although past performance is not necessarily indicative of future results, if XRP had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Mathematical or technological advances could undermine the XRP Ledger’s consensus mechanism.

The XRP Ledger relies on cryptographic algorithms for various operations, including address generation, transaction verification and smart contract execution. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the XRP blockchain. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of XRP and other digital assets. However, recent announcements by computer technology companies have suggested that quantum computing technology may be advancing faster than previously anticipated. For example, in February 2025, Microsoft announced its Majorana 1 chip, which is claimed to have the potential to support a one-million-qubit quantum computer. If quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including the cryptographic algorithms used for digital assets like XRP. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the XRP Ledger becoming ineffective, which, if realized, could compromise the security of the XRP Ledger, or allow a malicious actor to compromise the wallets holding XRP owned by the Trust or others on the XRP Ledger, which would result in losses to Shareholders. While various actors in the XRP community are taking steps to enable the uses of cryptographic algorithms that would be resistant to advanced quantum computers, there is no guarantee that new quantum-proof architectures will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the XRP Ledger community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. If any of the foregoing were to occur, it could result in losses to Shareholders. Moreover, normal operations and functionality of the XRP Ledger may be negatively affected. Such losses of functionality could lead to the XRP Ledger losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for XRP. Even if another digital asset other than XRP were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

A decline in the adoption of XRP or the XRP Ledger could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of XRP and the XRP Ledger. However, a lack of expansion in usage of XRP and the XRP Ledger could adversely affect an investment in Shares.

The further development and acceptance of the XRP Ledger, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the XRP Ledger may adversely affect the price of XRP and therefore an investment in the Shares. The further adoption of XRP will require growth of the XRP Ledger. Adoption of XRP will also require an accommodating regulatory environment.

The use of digital assets such as XRP to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The XRP Ledger is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, speculators make up a significant portion of users of XRP and other cryptocurrencies. Certain merchants and major retail and commercial businesses have only recently begun accepting XRP and the XRP Ledger as a means of payment for goods and services. Speculation may contribute to outsized price volatility, which in turn can make XRP less attractive to merchants and commercial parties as a means of payment. A lack of expansion by XRP into retail and commercial markets or a contraction of such use may result in a reduction in the price of XRP, which could adversely affect an investment in the Trust.

In addition, there is no assurance that XRP will maintain its value over the long term. The price of XRP is subject to risks related to its usage. Even if growth in XRP Ledger adoption occurs in the near or medium term, there is no assurance that XRP usage will continue to grow over the long term. A contraction in use of XRP may result in increased volatility or a reduction in the price of XRP, which would adversely impact the value of the Shares.

The fixed supply of XRP may negatively impact the operation of the XRP Ledger.

Unlike other digital assets such as bitcoin or ether, XRP is not and was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today, or will ever exist, was generated from the outset of the XRP Ledger. As a result, there is no ability for the supply of XRP to be adjusted in response to economic conditions. For instance, there is no ability for the supply of XRP to be increased to meet rising demand, which could lead to price volatility. In addition, unlike blockchains that utilize “proof-of-work” or “proof-of-stake” where miners or stakers are rewarded with newly minted coins or tokens, XRP validators are not incentivized by block rewards since there is no new issuance of XRP.

Additionally, the fixed supply of XRP, combined with the burning of XRP (permanently destroyed) as transaction fees, could create deflationary pressure over time. A small amount of XRP is burned with every transaction to prevent spam on the network. While the amount of XRP burned per transaction is minuscule, over time, the total supply of XRP will slowly decrease. This could lead to a deflationary environment where the decreasing supply drives up the price of XRP, making it less practical as a medium of exchange. Additionally, as the total supply of XRP slowly shrinks due to burning, liquidity could become an issue in the distant future, potentially making it harder for businesses and users to access sufficient XRP for their transactions or for the Trust to operate.

The fixed supply of XRP could also contribute to price volatility, especially if demand fluctuates significantly. Since the supply of XRP is fixed, any significant surge in demand can result in large price spikes. For example, during periods of high market activity or speculation, the price of XRP could rapidly increase due to the inability to expand supply to match demand. This volatility could make XRP less predictable for businesses that rely on it for payments. Digital assets with a flexible supply, such as stablecoins, can adjust to maintain a stable value. XRP, however, could experience price swings that make it less attractive for everyday transactions or long-term financial planning.

The fixed supply of XRP may also not scale well with rapidly expanding use cases. As more businesses, financial institutions, and payment providers adopt XRP for cross-border transactions and other use cases, there is a risk that the fixed supply may not meet the growing demand, leading to supply shortages and further price volatility. In the case of massive adoption, the scarcity of XRP could raise its value too much, making it less appealing for day-to-day transactions or use as a liquidity bridge in cross-border payments, as businesses might prefer a more stable and widely available currency.

The significant holdings of XRP by Ripple Labs and other early stakeholders could have an adverse effect on the market price of XRP.

Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in XRP as a decentralized asset.

Competition from other consortia or private blockchains, could have a negative impact on the price of XRP and adversely affect an investment in the Shares.

Many consortia and financial institutions that are potential XRP users are researching and investing resources into private or permissioned blockchain platforms that could compete with XRP to facilitate cross-currency transactions. Such initiatives, which include J.P. Morgan’s Onyx and Consensys’ Quorum, offer financial payment networks and have partnered with many financial institutions. However, unlike the XRP Ledger, these platforms do not necessarily require a native digital currency like XRP. In evaluating competing distributed ledger technologies, financial institutions may prefer permissioned blockchains without digital currencies over the XRP Ledger and XRP in the future. If financial institutions choose to use permissioned blockchains without digital currencies, the price of XRP may be negatively affected, which would adversely affect an investment in the Shares.

Any name change and any associated rebranding initiative may not be favorably received by the digital asset community, which could negatively impact the price of XRP and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on XRP. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the price of XRP and the value of the Shares.

The Trust will not directly or indirectly participate in any staking program, and accordingly the Shareholders will not receive any staking rewards or other income.

The XRP Ledger does not use proof-of-stake validation. Accordingly, neither the Trust, nor the Sponsor, nor the XRP Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s XRP becomes subject to proof-of-stake validation or is used to earn additional XRP or generate rewards or other income. Accordingly, the Trust may underperform other pooled investment vehicles that may participate in staking.  Investors who seek to participate in staking rewards should consider other investment options.

The loss or destruction of a private key required to access XRP may be irreversible. The XRP Custodian’s loss of access to a private key associated with the Trust’s XRP could adversely affect an investment in the Shares.

Transfers of XRP among users are accomplished via XRP transactions (i.e., sending XRP from one user to another). The creation of an XRP transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular XRP, the XRP is inaccessible. The custody of the Trust’s XRP is handled by the XRP Custodian, and the transfer of XRP to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s XRP Custodian to safeguard the Trust’s XRP holdings. If the XRP Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s XRP holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its XRP, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s XRP holdings are stolen, the Trust could lose some or all of its XRP holdings, which could adversely impact an investment in the Shares.

New competing digital assets may result in a reduction in demand for XRP, which could have a negative impact on the price of XRP and may have a negative impact on the performance of the Trust.

XRP faces significant competition from other digital assets, as well as from other technologies or payment forms, such as SWIFT, ACH, remittance networks, credit cards and cash. There is no guarantee that XRP will become a dominant form of cross-border payments, store of value or method of exchange.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of XRP and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, XRP and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, XRP. As a result of any of the foregoing factors, the price of XRP could decrease, which could adversely affect an investment in the Trust.

The price of XRP may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the XRP market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of XRP. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the XRP market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for XRP, could cause artificial rather than genuine demand for XRP, artificially inflating the price of XRP, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including Solana, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the XRP market. While USDC is designed to maintain a stable value at US $1.00 at all times, on March 10, 2023, the value of USDC fell below US $1.00 for multiple days after Circle Internet Financial disclosed that US $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for XRP. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including XRP), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the XRP market, and affect the price of XRP, and in turn impact an investment in the Shares.

The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of XRP, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including XRP, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including XRP. These drawdowns notwithstanding, digital asset prices, including XRP, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including XRP, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021. Digital assets, including XRP, continued to see steep drawdowns in 2022, and digital asset prices, including XRP, have continued to fluctuate through 2023, 2024, and to date in 2025. XRP has exhibited a historical annualized volatility of [__]% and maximum annual price decrease of [__]%.

Extreme volatility in the future, including further declines in the trading price of XRP, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of XRP and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of XRP.

Validators may cease participating in validating activities because they are provided no direct financial incentive to participate or because certain jurisdictions may limit or otherwise regulate validating activities, which could negatively impact the value of XRP and the value of the Shares.

Unlike many other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. However, because there is no financial incentive for entities or individuals to maintain validators, there is no guarantee that such entities or individuals will continue to do so. Additionally, entities or individuals running validators in certain jurisdictions may be limited or prohibited from continuing these activities as a result of regulation or governmental decree.

Validators ceasing operations or participation in the consensus mechanism would make the XRP Ledger more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process and security of the XRP Ledger may adversely affect the Trust’s investments in XRP. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the XRP Ledger’s functionality, security and overall existence.

If the XRP Ledger is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in XRP could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of XRP and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the XRP Ledger is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in XRP could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and XRP could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the XRP Ledger is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the XRP Ledger and/or adversely affect the price of XRP, the attractiveness of the XRP Ledger and an investment in the Shares of the Trust.

The Trust and the Sponsor, acting on behalf of the Trust, directly interact with parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws.

The Authorized Participants are registered broker-dealers or financial institutions exempt from broker-dealer registration and therefore are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In accordance with its regulatory obligations, the Authorized Participants conduct customer due diligence.

When the Trust and the Sponsor, acting on behalf of the Trust, buy, sell or deliver, as applicable, XRP, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Trust will not hold any XRP except those that have been delivered by the Trust’s XRP trading counterparties in connection with creation requests.

If the Sponsor, the Trust, or an Authorized Participant were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, and such Authorized Participant would be at increased risk of potential criminal or civil lawsuits.

A temporary or permanent “fork” of the XRP Ledger could adversely affect the value of the Shares.

A fork in the XRP Ledger could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of XRP at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the XRP Ledger community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum blockchain to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of XRP at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Trust, the Sponsor, the XRP Custodian, Authorized Participants, or other entities.

The only digital asset that will be held by the Trust is XRP. If XRP were to fork into two digital assets, the Trust may hold, in addition to its existing XRP balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Index does not track forks involving XRP. The Trust may receive or claim rights to any digital assets created by a fork of the XRP Ledger that are supported by the Custodian and for which the Trust’s trading counterparties support a secondary market. Furthermore, the Index does not track airdrops involving XRP or the XRP Ledger. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of XRP. By investing in the Trust rather than directly in XRP, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the XRP Ledger or an airdrop (other than XRP), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

In the event of a hard fork of the XRP Ledger, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the highly unlikely event of a hard fork of the XRP Ledger, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network, among a group of incompatible forks of the XRP Ledger, is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of XRP, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, and validator and community engagement with, the XRP Ledger, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the XRP Custodian, security vendors and the Benchmark Administrator on what is generally accepted as XRP and should therefore be considered “XRP” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the XRP Ledger, the XRP Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s XRP holdings.

In the event of a hard fork of the XRP Ledger, the XRP Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer XRP on the XRP Custodian’s platform. Such a delay may be intended to permit the XRP Custodian to assess the resulting versions of the XRP Ledger, to determine how best to securely “split” the XRP from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put XRP Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the XRP Custodian’s operations are halted.

In addition, any losses experienced by the XRP Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including XRP, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are not uncommon on the XRP Ledger. Airdrops may be conducted by sending a token to the holders of set amounts of XRP or to particular public addresses on the XRP Ledger. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Asset.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;

●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop on the XRP Ledger (other than XRP), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

If a malicious actor obtains control of more than 80% of the validating nodes on the XRP Ledger, or otherwise obtains control over the XRP Ledger through its influence over trusted validators or otherwise, such actor could manipulate the XRP Ledger, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Ledger contains certain vulnerabilities. The XRP Ledger relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion.

Compared to other digital asset networks such as the Bitcoin network and Ethereum network, the XRP Ledger relies on a relatively small number of validators, and each validator maintains a UNL that is an even smaller subset of the validators. While this helps maintain a fast and efficient network, it could expose the XRP Ledger to additional vulnerabilities. For example, a malicious actor could attempt a “Sybil” attack whereby it would attempt to gain the trust of existing validators using a large number of fake identities. Such an attack would be difficult to execute because human intervention would be required for the malicious validators to become trusted, but the risk is made greater by the small number validators included on each validator’s UNL.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

The digital asset trading platforms on which XRP trades are relatively new and largely unregulated or may not be complying with existing regulations.

Digital asset markets, including spot markets for XRP, are growing rapidly. The digital asset trading platforms through which XRP and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of XRP for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring XRP from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as XRP on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which XRP trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and can slow down the mass adoption of XRP. Further, digital asset trading platform failures or the failure of any other major component of the overall XRP ecosystem can have an adverse effect on XRP markets and the price of XRP, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of XRP trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in XRP generally and result in greater volatility in the market price of XRP and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an XRP trading platform may impact the Trust’s ability to determine the value of its XRP holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at XRP trading platforms makes them appealing targets for hackers and a number of XRP trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in XRP manipulating XRP pricing; (3) hacking of the XRP Ledger and trading platforms; (4) malicious control of the XRP Ledger; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in XRP, new sources of demand for XRP, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at XRP trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in XRP, may adversely impact pricing trends in XRP markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which XRP trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the price of XRP and/or negatively affect the market perception of XRP.

To the extent that wash trading either occurs or appears to occur on trading platforms on which XRP trades, investors may develop negative perceptions about XRP and the digital assets industry more broadly, which could adversely impact the price XRP and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which XRP trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Momentum pricing.

The market price of XRP is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market value depends in part on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market price of XRP and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of XRP and, in turn, an investment in the Trust.

The value of XRP as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of XRP has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the price of XRP, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the price of XRP will fall to a fraction of its current value, or even to zero. XRP has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of XRP, which could result in a reduction in the price of XRP and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, XRP is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of XRP, either globally or locally. Large-scale sales of XRP would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of XRP is pseudonymous, and the supply of accessible XRP is unknown. Entities with substantial holdings in XRP may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of XRP and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own XRP or the quantity of XRP that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early XRP adopters hold a significant proportion of the XRP that has been created to date. There are no regulations in place that would prevent a large holder of XRP from selling XRP it holds. To the extent such large holders of XRP engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of XRP and adversely affect an investment in the Shares.

Irrevocable nature of blockchain-recorded transactions.

XRP transactions recorded on the XRP Ledger are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the XRP Ledger’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of XRP or a theft of XRP generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s XRP could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s XRP through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred XRP. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect XRP Ledger operations, which may adversely affect the XRP industry and an investment in the Trust.

The XRP Ledger relies on the internet. A significant disruption of internet connectivity could disrupt the XRP Ledger’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the XRP Ledger, participants may lose faith in the security of XRP, which could affect XRP’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer XRP could have a material adverse effect on the price of XRP and the value of an investment in the Shares.

Potential amendments to the XRP Ledger’s protocols and software could, if accepted and authorized by the XRP Ledger community, adversely affect an investment in the Trust.

Development and maintenance of the source code for the XRP Ledger is largely driven by a community of developers and contributors. Ripple Labs is influential, for example, as it employs a team of engineers and developers who contribute significantly to the core codebase of the XRP Ledger. The XRP Ledger Foundation is also influential as it relates to the development and governance of the XRP Ledger. The XRP Ledger Foundation is an independent organization established to support the development and adoption of the XRP Ledger. While Ripple Labs remains a key contributor, the XRP Foundation aims to ensure that the ledger remains open and decentralized, promoting transparency and inclusivity in its governance and development. Being an open-source project, the XRP Ledger also has contributions from independent developers and other entities interested in its success. These community contributors can propose changes, submit pull requests, and report issues on the XRP Ledger’s GitHub repository.

Any of these parties can propose amendments to the XRP Ledger’s source code that, if accepted by validators and users, could alter the protocols and software of the XRP Ledger and the properties of XRP. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new XRP or changes to the XRP supply, which could undermine the appeal and market price of XRP. Alternatively, software upgrades and other changes to the protocols of the XRP Ledger could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the XRP Ledger or XRP. As a result, the XRP Ledger could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

Decentralized governance of the XRP Ledger could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the XRP Ledger, is achieved through voluntary consensus and open competition. In other words, the XRP Ledger has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect XRP’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. To the extent lack of clarity in corporate governance of the XRP Ledger leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Double-spending risks.

The XRP Ledger is designed to be resistant to double-spending risks through its consensus algorithm. The consensus protocol ensures that once a transaction is confirmed by a supermajority of trusted validators, it is immutable and cannot be reversed. This immediate finality is a key defense against double-spending. Additionally, transactions on the XRP Ledger are atomic, meaning they are either fully executed or not executed at all. This prevents any partial completion that could lead to inconsistencies or double-spending. Nonetheless, if the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a supermajority of validators, they could attempt to manipulate the ledger to allow a double spend. However, this would require controlling or influencing over 80% of the trusted validators on the majority of UNLs (Unique Node Lists), which is considered highly improbable given the decentralized nature of the validators. A highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger. However, this would require an advanced and coordinated effort, and even then, the network’s design aims to prevent such scenarios from resulting in double-spends.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying XRP could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal XRP held by others, which could adversely affect the demand for XRP and therefore adversely impact the price of XRP and the value of the Shares. Even if a digital asset other than XRP were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including XRP, and therefore adversely affect the value of the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in XRP could have a negative impact on the price of XRP and adversely affect the value of the Shares.

As of ________, 20__, XRP was the seventh largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of ________, 20__, there were over 8,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $2.18 trillion (including the approximately $33.5 billion market cap of XRP), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. Many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the XRP Ledger. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, XRP and thereby adversely affect the value of the Shares.

Investors may invest in XRP through means other than the Shares, including through direct investments in XRP and other potential financial vehicles, possibly including securities backed by or linked to XRP and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in XRP directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of XRP are formed and represent a significant proportion of the demand for XRP, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding XRP, could negatively affect the Index, the Trust’s XRP holdings, the price of the Shares, and the NAV of the Trust.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded XRP products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded XRP products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of XRP.

Congestion or delay in the XRP Ledger may delay purchases or sales of XRP by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the XRP Ledger. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the XRP Ledger. Any delay in the XRP Ledger could affect an Authorized Participant’s ability to buy or sell XRP Ledger at an advantageous price resulting in decreased confidence in the XRP Ledger. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the XRP Ledger and the value of the Trust would be adversely affected.

________ serves as the Custodian for several competing exchange-traded XRP products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The ________ Custodian is an affiliate of ________. As of the date hereof, ________is the largest publicly traded crypto asset company in the world by market capitalization and is also the largest crypto asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of crypto asset brokerage and custody services, ________serves as the Custodian and broker for several competing exchange-traded XRP products. Therefore, ________has a critical role in supporting the U.S. spot XRP exchange-traded product ecosystem, and its size and market share create the risk that ________may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If ________were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the XRP Ledger, a buyer or seller of digital assets on a peer-to-peer basis directly on the XRP Ledger may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability. Transacting with a sanctioned entity could also have a material adverse effect on the Trust or the Sponsor’s financial condition and operational results.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for XRP. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust or the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

While the Sponsor and the Trust are not “financial institutions” within the meaning of the implementing regulations of the Bank Secrecy Act and therefore not required to implement an AML program, the Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough know-your-customer (“KYC”) process, such as the Authorized Participants, XRP Trading Counterparties and Custodians. The Custodians must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Each Custodian has adopted and implemented an anti-money laundering and sanctions compliance program, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, each Custodian performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to these blockchain analytics screening programs, any XRP that is delivered to the Trust’s custody account will undergo screening to assess whether the origins of that XRP are illicit.

Furthermore, Authorized Participants, as broker-dealers, the ________Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, ________, as a South Dakota trust company organized and chartered under the South Dakota Banking Law, and ________, as a private limited company incorporated in Jersey, Channel Islands and regulated by the Jersey Financial Services Commission in the conduct of a fund services business pursuant to the Financial Services (Jersey) Law 1998, are “financial institutions” subject to the Bank Secrecy Act, and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants and trade with XRP Trading Counterparties who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and AML laws. In addition, with respect to all XRP delivered by XRP Trading Counterparties, the XRP Trading Counterparties must represent to the Trust that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party obtains XRP being transferred and (ii) that such XRP being transferred by such party to the Trust was not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any XRP except that which has been delivered by XRP Trading Counterparties, in connection with Authorized Participant creation requests.

Risks Associated with XRP Trading Markets

The Trust is subject to risks due to its concentration in a single asset: XRP. Any losses suffered as a result of a decrease in the value of XRP or disruption of the XRP trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in other assets.

Unlike certain funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: XRP. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with XRP and the XRP trading market. By concentrating its investment strategy solely in XRP, any losses suffered as a result of a decrease in the value of individual XRP or disruption of the XRP trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The value of the Shares relates directly to the value of the XRP held by the Trust and fluctuations in the price of XRP could materially and adversely affect an investment in the Shares.

The investment objective of the Trust is to provide exposure to the value of the Trust’s XRP holdings, less the Trust’s liabilities (including estimated accrued expenses). The price of XRP has fluctuated widely and may continue to experience significant price fluctuations.

Several factors may affect the price of XRP, including:

●	Global XRP supply, which is estimated at ________ as of ________, 202_;
●	Global XRP demand, which is influenced by such factors as purchases made by speculative investors, acceptance of XRP by online merchants as a payment mechanism, purchases of XRP made by individuals for transactional purposes, and expectations regarding the future value of XRP and the ability to easily buy, sell and use XRP without regulatory interference;
●	Global or regional political, economic or financial events and situations;
●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or XRP, and digital asset and currency exchange rates;
●	The liquidity, solvency, security and withdrawal policies of digital asset trading platforms;
●	Manipulative trading activity on digital asset trading platforms, which, in many cases, are unregulated;
●	Investment and trading activities of hedge funds and other large XRP investors;
●	A “short squeeze” resulting from speculation on the price of XRP, if aggregate short exposure exceeds the number of Shares available for purchase;
●	An active derivatives market for XRP or for digital assets generally;
●	Forks in the XRP Ledger;
●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations, and any restrictions on the use of XRP as a form of payment or the ability to purchase and sell XRP in trading markets;
●	Regulatory measures, if any, that restrict the ability to buy, sell or hold XRP or use XRP as a form of payment;
●	Increased competition from other forms of digital assets or payment services;
●	Transaction costs relating to the acquisition and transfer of XRP; and
●	Global or regional political, economic or financial events and situations.

If XRP markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of XRP is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long term, your Shares may never generate a profit, since XRP markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that XRP will maintain its long-term value in terms of future purchasing power. In the event that the price of XRP declines, the Sponsor expects the value of an investment in the Shares to decline.

The platforms on which users trade XRP are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of XRP trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the United States, XRP trading platforms are not regulated in ways similar to national securities exchanges and other highly regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at XRP trading platforms makes them appealing targets for hackers and a number of XRP trading platforms have been victims of cybercrimes. In many of these instances, the customers of such XRP trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No XRP trading platform is immune from these risks.

While the Trust itself does not buy or sell XRP on XRP trading platforms, certainty in XRP trading markets may impact the Trust’s operation and the value of the Shares. Negative perception, a lack of stability in the XRP trading markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and result in greater volatility in the prices of XRP. Furthermore, the closure or temporary shutdown of a XRP trading platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a XRP trading platform’s failure could adversely affect the value of the Shares. Further, the failure of the XRP market, major XRP trading platforms or any other major component of the overall XRP ecosystem can have a direct adverse effect on the liquidity and price of XRP and could therefore have a negative impact on the performance of the Trust.

The value of XRP may be subject to momentum pricing whereby the current XRP price may account for speculation regarding future appreciation in value. Momentum pricing may result in greater volatility and adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of XRP has resulted, and may continue to result, in speculation regarding future appreciation in the value of XRP, inflating and making more volatile the price of XRP. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of XRP, which could adversely affect an investment in the Shares.

Risk Factors Related to the XRP Exchange Market

The value of the Shares relates directly to the value of the XRP held by the Trust and fluctuations in the price of XRP could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of XRP, as measured by the Index, and the value of the Shares relates directly to the value of the XRP held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Index is an independently calculated value based on an aggregation of executed trade flow of major XRP spot exchanges (“XRP Exchanges” and the general market environment of XRP Exchanges, the “XRP Exchange Market”). Only trades from the selected XRP Exchanges (the “Selected Exchanges”) will be considered in the Index computation. The price of XRP has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the XRP Index Price, including, but not limited to:

●	Total XRP in existence (estimated at approximately ________ as of ________, 202__;
●	Global XRP demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of XRP as payment for goods and services, the security of online XRP Exchanges and digital wallets that hold XRP, the perception that the use and holding of XRP is safe and secure, the lack of regulatory restrictions on their use and the reputation of XRP for illicit use;
●	Global XRP supply, which is influenced by similar factors as global XRP demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate XRP holdings around tax deadlines to meet tax obligations;
●	Investors’ expectations with respect to the rate of inflation of fiat currencies;
●	Investors’ expectations with respect to the rate of deflation of XRP;
●	Interest rates;
●	Currency exchange rates, including the rates at which XRP may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of XRP Exchanges and liquidity of such XRP Exchanges;
●	Interruptions in service from or failures of major XRP Exchanges;
●	Cyber theft of XRP from online XRP wallet providers, or news of such theft from such providers, or from individuals’ XRP wallets;
●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in XRP;
●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;
●	Regulatory measures, if any, that restrict the use of XRP as a form of payment or the purchase of XRP on the XRP Exchange Market;
●	The availability and popularity of businesses that provide XRP-related services;
●	The maintenance and development of the open-source software protocol of the XRP Ledger;
●	Increased competition from other forms of cryptocurrency or payment services;
●	Global or regional political, economic or financial events and situations;
●	Expectations among XRP economy participants that the value of XRP will soon change; and
●	Fees associated with processing a XRP transaction.

If XRP markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of XRP is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long term, your Shares may never generate a profit, since XRP markets have historically experienced extended periods of flat or declining prices, as well as sharp fluctuations.

In addition, investors should be aware that there is no assurance that XRP will maintain their long-term value in terms of future purchasing power or that the acceptance of XRP payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of XRP declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of XRP Exchanges, the marketplace may lose confidence in XRP Exchanges, upon which the Trust is dependent.

XRP Exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent XRP Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many XRP Exchanges do not provide this information. As a result, the marketplace may lose confidence in XRP Exchanges, including prominent exchanges that handle a significant volume of XRP trading.

For example, in 2019 there were reports claiming that 80-95% of bitcoin trading volume on digital asset exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that the digital asset exchange market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital asset exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset exchange market and the XRP Exchange Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of XRP and/or negatively affect the market perception of XRP.

In addition, over the past several years, some XRP Exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such XRP Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such XRP Exchanges. While smaller XRP Exchanges are less likely to have the infrastructure and capitalization that make larger XRP Exchanges more stable, larger XRP Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for users of XRP Exchanges and for the XRP industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014.

In January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now-defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset exchange Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. Various claims and issues related to FTX have not yet been resolved.

XRP trading venues that are regulated typically must comply with minimum net worth, cybersecurity, and AML requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.

Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchange. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many digital asset exchange lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of XRP on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. The lack of certain safeguards also may permit “front-running” (trading by other persons ahead of the Trust with the intention of obtaining better results than the Trust). Such trading could occur in the event that an individual associated with a trading venue uses information regarding the Trust’s trading activity to the detriment of the Trust. In addition, the lack of trading safeguards may permit “wash trading” (sales of XRP by the Trust for a loss followed by repurchases of XRP that, under IRS rules, may prevent the Trust from claiming a tax loss on the sale of XRP).

Operational problems or failures by XRP trading venues and fluctuations in XRP prices may reduce confidence in these venues or in XRP generally, which could adversely affect the price of XRP and therefore adversely affect an investment in the Shares.

Negative perception, a lack of stability in the XRP Exchange Markets and the closure or temporary shutdown of XRP Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and result in greater volatility in the prices of XRP. Furthermore, the closure or temporary shutdown of a XRP Exchange used in calculating the XRP Index Price may result in a loss of confidence in the Trust’s ability to determine its XRP Holdings on a daily basis or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. These potential consequences of such a XRP Exchange’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of XRP that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of XRP that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for XRP.

The Trust Agreement places no limit on the number of XRP the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of XRP in existence at any point in time. The global market for XRP is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The XRP Ledger’s mathematical protocols under which XRP are created or “mined” permit the creation of a limited, predetermined number of XRP not to exceed 21 million. Furthermore, the rate of creation or issuance of XRP cannot be increased ahead of the protocol’s schedule.

If the number of XRP acquired by the Trust is large enough relative to global XRP supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for XRP in a manner unrelated to other factors affecting the global market for XRP. Such an impact could affect the XRP Index Price, which would directly affect the price at which Shares are traded on Nasdaq or the price of future Baskets created or redeemed by the Trust.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s XRP Holdings per Share as a result of non-concurrent trading hours between Nasdaq and the XRP Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various XRP Exchanges, including those that are included within the Index’s methodology. While Nasdaq is open for trading in the Shares for a limited period each day, the XRP Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the XRP Exchange Market are not consistent throughout the day and XRP Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, distributed denial-of-service (“DDoS”) attacks and other reasons. As a result, during periods when Nasdaq is open but large XRP Exchanges (or a substantial number of smaller XRP Exchanges) are either lightly traded or closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s XRP Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If XRP prices on the XRP Exchange Market move negatively during hours when Nasdaq is closed, trading prices on Nasdaq may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various XRP Exchanges, including those that represent components of the Index. While Nasdaq is open for trading in the Shares for a limited period each day, the XRP Exchange Market is a 24-hour marketplace. During periods when Nasdaq is closed but XRP Exchanges are open, significant changes in the price of XRP on the Exchange Market could result in a difference in performance between the value of XRP as measured by the Index and the most recent XRP Holdings per Share or closing trading price. To the extent that the price of XRP on the Exchange Market and the value of XRP as measured by the Index move significantly in a negative direction after the close of Nasdaq, the trading price of the Shares may “gap” down to the full extent of such negative price shift when Nasdaq reopens. To the extent that the price of XRP on the Exchange Market drops significantly during hours Nasdaq is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

XRP Exchanges are subject to the risk of fraud and manipulation.

The XRP market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many XRP trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of XRP on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the XRP market generally, including, among others (1) wash trading; (2) persons with a dominant position in XRP manipulating XRP pricing; (3) hacking of the XRP Ledger and trading platforms; (4) malicious control of the XRP Ledger; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in XRP, new sources of demand for XRP) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether, the activities of stablecoin issuers and their regulatory treatment; and (7) fraud and manipulation at XRP trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

XRP Exchanges may be exposed to front-running.

XRP Exchanges on which XRP trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

XRP Exchanges may be exposed to wash trading.

XRP Exchanges on which XRP trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of XRP and/or negatively affect the market perception of XRP.

To the extent that wash trading either occurs or appears to occur in XRP Exchanges on which XRP trades, investors may develop negative perceptions about XRP and the digital assets industry more broadly, which could adversely impact the price of XRP and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing XRP or other digital currencies, commodity or currency exposure or to speculate on the price of XRP. Speculation on the price of XRP may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of XRP.

Purchasing activity in the XRP Exchange Market associated with Basket creations or redemptions may affect the XRP Index Price and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring XRP with proceeds received by the Trust in connection with the creation of Baskets may increase the market price of XRP on the XRP Exchange Market, which will result in higher prices for the Shares. Increases in the market price of XRP may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of XRP that may result from increased purchasing activity of XRP connected with the issuance of Baskets. Consequently, the market price of XRP may decline immediately after Baskets are created.

Selling activity associated with sales of XRP withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of XRP on the XRP Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of XRP may also occur as a result of the selling activity of other market participants. If the XRP Index Price declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in XRP.

The Trust competes with direct investments in XRP and other potential financial vehicles, possibly including securities backed by or linked to XRP and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in XRP directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The XRP Index Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of XRP.

To the extent digital currency financial vehicles other than the Trust tracking the price of XRP are formed and represent a significant proportion of the demand for XRP, large redemptions of the securities of these digital currency financial vehicles, or private funds holding XRP, could negatively affect the XRP Index Price, the Trust’s XRP Holdings and the price of the Shares.

The impact of geopolitical or economic events on the supply and demand for XRP is uncertain but could motivate large-scale sales of XRP, which could result in a reduction in the XRP Index Price and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as XRP, which are relatively new, are subject to supply and demand forces based on the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of XRP either globally or locally. Large-scale sales of XRP would result in a reduction in the XRP Index Price and could adversely affect an investment in the Shares.

Demand for XRP is driven, in part, by its status as a prominent and secure digital asset. It is possible that a digital asset other than XRP could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for XRP, which could have a negative impact on the price of XRP and adversely affect an investment in the Shares.

As of ________, 202_, XRP was the seventh largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of ________, 202_, there were over 8,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $2.18 trillion (including the approximately $33.5 billion market cap of XRP), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. Many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the XRP Ledger. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, XRP and thereby adversely affect the value of the Shares.

Investors may invest in XRP through means other than the Shares, including through direct investments in XRP and other potential financial vehicles, possibly including securities backed by or linked to XRP and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in XRP directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of XRP are formed and represent a significant proportion of the demand for XRP, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding XRP, could negatively affect the XRP Index Price, the XRP Holdings, the price of the Shares, the NAV and the NAV per Share.

Risk Factors Related to the Trust and the Shares

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no meaningful history of past performance in managing investment vehicles like the Trust. Affiliates of the Sponsor have operated similar products in Europe for several years. The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the XRP and private funds industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the XRP have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which that is at, above or below the Trust’s XRP Holdings per Share and any discount or premium in the trading price relative to the Trust’s XRP Holdings per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on Nasdaq at, above or below the Trust’s XRP Holdings per Share. The Trust’s XRP Holdings per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the Trust’s XRP Holdings per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Shares are closely related, but not identical, to the same forces influencing the XRP Index Price. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to participate directly in the spot markets and they may profit in these instances if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the XRP Holdings per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of XRP.

The Sponsor does not actively manage the XRP held by the Trust. This means that the Sponsor does not sell XRP at times when its price is high, or acquire XRP at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional XRP investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

If Authorized Participants are able to purchase or sell large aggregations of XRP in the open market at prices that are different than the XRP Index Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the XRP Index Price may not function properly and the Shares may trade at a discount or premium to the XRP Holdings per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the XRP Index Price may not function properly if Authorized Participants are able to purchase or sell large aggregations of XRP in the open market at prices that are materially higher or lower than the XRP Index Price. Authorized Participants may purchase or sell XRP on public or private markets not included among the XRP Exchanges included in the Index, and such transactions may take place at prices materially higher or lower than the XRP Index Price. Furthermore, while the Index provides a reference rate for the price of XRP by identifying the principal exchange of XRP at any given time, the prices on each individual XRP Exchange are not necessarily equal to the value of a XRP as represented by the Index.

Although the average price variance between the XRP Index Price and the price of XRP on the XRP Exchanges, both individually and as a group, has historically been immaterial, the price of XRP on an individual XRP Exchange has historically been, and could in the future be, materially higher or lower than the XRP Index Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of XRP. To the extent such prices differ materially from the XRP Index Price, the price of the Shares may no longer track, whether temporarily or over time, the XRP Index Price, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of XRP and the XRP Index Price.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of XRP may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of XRP to and by the Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of XRP, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodians, an Authorized Participant or Authorized Participant Designee, the closing of XRP trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the XRP Ledger, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to create or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying XRP may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. Alternatively, in the case of a network outage or other problems affecting the XRP Ledger, the processing of transactions on the XRP Ledger may be disrupted, which in turn may prevent XRP Trading Counterparties, Authorized Participants, Authorized Participant Designees or other market participants from depositing or withdrawing XRP from their accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of XRP and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for XRP should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering XRP in return for Baskets, the price of Shares may diverge from the value of XRP.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of XRP and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to create or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying XRP, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of XRP and, as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying XRP held by the Trust or to sell Shares at a price lower than the value of the underlying XRP held by the Trust, causing Shareholders to suffer losses.

The inability of Authorized Participants and market makers to hedge their XRP exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient XRP liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of XRP, wide spreads between prices quoted on different XRP trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them not to create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to XRP may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded XRP futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of XRP and the commercial and speculative interest in the market.

The Authorized Participants serve in such capacity for several competing exchange-traded XRP products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded XRP products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s XRP (i.e., at a greater premium or discount to the Trust’s NAV).

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in XRP markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include, but is not limited to, situations where the Trust is unable to transact in XRP or where the Trust is unable to value its XRP holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the XRP in the Trust’s XRP custody account at the Custodian due to technical or operating issues at the Trust or the Custodian. Such disruptions may have an effect on overall XRP liquidity or cause price spreads of XRP to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Furthermore, in connection with an In-Kind Creation Order (as defined below), if an Authorized Participant Designee fails to deliver XRP in accordance with the Trust’s creation and redemption procedures as described herein and in the relevant Authorized Participant Agreement, the Sponsor may convert such In-Kind Creation Order to a Cash Creation Order. In such an event, an Authorized Participant will be solely responsible for delivering the Basket Cash Amount to the Trust.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The XRP Account has been designed specifically to provide security for the Trust’s assets and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the XRP Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Trust and the Custodians to protect the XRP Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Custodians are technical and complex, and the Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to XRP and the digital wallets into which the Trust deposits its XRP. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in a Custodian’s safekeeping and storage of the Trust’s XRP.

It is not uncommon for businesses in the digital asset space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent BitPay lost approximately $1.8 million of bitcoin due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

Furthermore, the Trust’s private keys required to transfer the Trust’s XRP are stored in vaults located across the world, including but not limited to the United States, Europe, including Switzerland, and South America, which could be subject to (i) hostile regulatory treatment of XRP, (ii) unforeseen social, economic or political unrest and (iii) natural or man-made disaster. For example, one of the Custodian’s vaults is located in a South American country that could be considered to have an elevated risk of hostile regulatory treatment and social, economic or political unrest, including high rates of inflation and general economic mismanagement. If a vault were compromised, it could cause a possible delay in operations of up to 72 hours, which could have a negative impact on the value of the Shares.

The Trust’s and the Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s XRP.

XRP Exchanges and large holders of XRP must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust’s XRP from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based on known technology and threats. As technological change occurs, the security threats to the Trust’s XRP will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust or the Custodians are unable to identify and mitigate or stop new security threats, the Trust’s XRP may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the XRP Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the XRP Exchange Market since the launch of the XRP Ledger. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Custodians utilize are reasonably designed to safeguard the Trust’s XRP from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Custodians or their agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the XRP Account, private keys, data or XRP. Additionally, outside parties may attempt to fraudulently induce employees of the Custodians or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the XRP Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the XRP Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence or breach in the Trust’s security and technology policies may adversely affect the Trust and the value of an investment in the Shares.

The Trust, Sponsor, Custodians and each of their agents will take measures to protect the Trust and its XRP from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent improper access to, or damage or theft of the Trust’s XRP. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s XRP, which represent the Trust’s only asset. A resulting perception that the Security Procedures do not adequately protect the Trust’s XRP could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

XRP transactions are irrevocable and stolen or incorrectly transferred XRP may be irretrievable. As a result, any incorrectly executed XRP transactions could adversely affect an investment in the Shares.

XRP transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the XRP Ledger, an incorrect transfer of XRP or a theft of XRP generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of XRP will regularly be made to or from the XRP Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s XRP could be transferred from the the Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoin and 8,000 litecoin (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers, although it claimed that many customers returned the bitcoin and litecoin. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s XRP through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust XRP. The Trust will also be unable to convert or recover Trust XRP transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s XRP may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s XRP could be lost, stolen or destroyed. The Sponsor believes that the Trust’s XRP held in the XRP Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s XRP. Although the Custodians use Security Procedures with various elements, neither the Custodians nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust’s XRP could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Transfer Agent, Cash Custodian and Custodians and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s XRP for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Custodians are not depository institutions and are not members of the FDIC or SIPC and, therefore, the Trust’s assets held with the Custodians are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s XRP.

While the ________ Custodian and ________have advised the Sponsor that it has insurance coverage, up to $320 million in the case of the ________Custodian, $250 million in the case of ________and $50 million in the case of ________, that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s XRP, resulting from theft, Shareholders cannot be assured that the Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s XRP, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of such Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the XRP insurance market is limited, and the level of insurance maintained by a Custodian may be substantially lower than the assets of the Trust held by such Custodian. While the Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under each of the Custody Agreements, the respective Custodian’s liability is limited. With respect to the ________Custody Agreement, ________Custody’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of XRP, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the ________Custodian’s aggregate liability under the ________Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the ________ Custodian in the 12 months prior to the event giving rise to the Custodian’s liability, and (B) the value of the affected XRP or cash giving rise to the ________Custodian’s liability; (ii) the ________Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the ________ Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the ________Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the ________Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the ________Custodian in the 12 months prior to the event giving rise to the ________Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the ________Custodian is not liable, even if the ________Custodian has been advised of or knew or should have known of the possibility thereof. In general, the ________ Custodian is not liable under the ________Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The ________Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the ________Custodian. In the event of potential losses incurred by the Trust as a result of the ________Custodian losing control of the Trust’s XRP or failing to properly execute instructions on behalf of the Trust, the ________Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the ________Custodian directly caused such losses. Furthermore, the insurance maintained by the ________Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the ________Custody Agreement, ________and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if ________was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of ________’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, ________’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of ________for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

In general, ________’s (and its affiliates’) liability arising out of or relating to the ________Custody Agreement will be limited to those damages that are caused directly by ________’s failure to exercise such care and skill to be reasonably expected of a professional custodian for hire of assets of the same type as the Trust’s assets, acting without gross negligence, willful default or fraud. More particularly, ________’s liability is limited by the following, among others: (i) in no event shall ________ (or its affiliates) be liable for any reduction in the value of the Trust’s assets; (ii) in no event shall ________ (or its affiliates) be liable for any losses suffered or incurred due to an event (or series of connected events) which could reasonably be considered to be outside of ________’s control; (iii) in no event shall ________ (or its affiliates) be liable for any indirect or consequential loss, loss of profits, contract, revenue, cost, opportunity, anticipated savings, business and/or goodwill, in each case, arising out of or in connection with the ________Custody Agreement, even if that loss or damage was reasonably foreseeable or ________ (or its affiliates) was aware of the possibility of that loss or damage arising. To the extent that ________ (or its affiliates) is liable in accordance with the terms of the ________Custody Agreement, ________’s (or its affiliates’) liability to the Trust in the case of Theft (a “Theft” is defined in the ________Custody Agreement as unauthorized access to ________’s systems by a third party resulting in a reduction of the amount of the Trust’s assets held by ________on behalf of the Trust) shall be limited to the higher of the service fees (paid and/or payable) by the Trust to ________under the ________Custody Agreement during the twenty-four (24) month period immediately preceding the Theft, or the actual amount received by ________under its insurance policies maintained, if any, for the Theft. Other than in the case of Theft, to the extent that ________ (or its affiliates) is liable given the limitation and exclusions outlined in the ________Custody Agreement, ________ (or its affiliates) shall not be liable to the Trust (whether arising in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum which would result in ________’s (or its affiliates) total liability under the ________Custody Agreement to exceed the service fees paid or payable by the Trust to ________ under the agreement during the twelve (12) month period immediately preceding the event (or series of connected events) giving rise to the liability.

Moreover, in the event of an insolvency or bankruptcy of the the Custodians (in the case of the Vault Accounts) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in the bankruptcy of an entity such as the Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Custodians (in the case of the Vault Accounts), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on the value of such assets.

The ________ Custody Agreement contains an agreement by the parties to treat the XRP credited to the Vault Account at the ________ Custodian as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the ________ Custodian will serve as fiduciary and custodian on the Trust’s behalf. The ________ Custodian’s parent, ________, has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the ________ Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If either Custodian became subject to insolvency proceedings and a court were to rule that the custodied XRP was part of such Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the respective Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of a Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with such Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of XRP by the Custodians, absent fraud, gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of XRP by the Custodians, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of XRP or the provision of instructions relating to the movement of XRP, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Custodians. In particular, ________ Custody Agreement provides that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the ________ Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s XRP that is not covered by a Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

XRP held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s XRP represented by Shares in the Trust are not insured directly by the Trustee or the Sponsor.

The Custodians’ limited liability under the Custody Agreements may impair the ability of the Trust to recover losses relating to its XRP and any recovery may be limited, even in the event of fraud, to the market value of the XRP at the time the fraud is discovered.

Under the ________ Custody Agreement, the ________ Custodian’s liability is limited to the greater of (i) the market value of the Vault Account at the time the events giving rise to the liability occurred and (ii) the fair market value of the Vault Account at the time that the Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the ________ Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement or any Authorized Participant Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The ________ Custodian will also not be liable for any system failure or third-party penetration of the XRP Account, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Custodian. As a result, the recourse of the Trust or the Shareholder, under New York law, is limited.

Under the ________ Custody Agreement, ________ and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if ________ was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of ________’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, ________’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of ________ for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

In addition, ________ shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which results directly or indirectly from any cause or condition beyond the reasonable control of ________, including, but not limited to, any delay or failure due to an act of God, natural disasters, act of civil or military authorities, act of terrorists, including, but not limited to, cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of ________.

Under the ________ Custody Agreement, ________’s (or its affiliates’) liability to the Trust in the case of Theft is limited to the greater of (i) the service fees paid or payable by the Trust to ________ under the ________ Custody Agreement during the 24-month period immediately preceding the Theft, or (ii) the actual amount received by ________ under its insurance policies maintained, if any, for the Theft, or related to such claim, which shall be prorated across all clients impacted by such Theft. Other than in the case of Theft, ________ (or its affiliates) shall not be liable to the Trust (whether arising in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum which would result in ________’s (or its affiliates’) total liability under the ________ Custody Agreement to exceed the service fees paid or payable by the Trust to ________ under the ________ Custody Agreement during the 12-month period immediately preceding the event giving rise to liability.

In addition, ________ shall not be liable for any losses or for its failure to comply with its obligations under the ________ Custody Agreement if such losses or failure is caused by, or is directly or indirectly due to circumstances beyond ________’s reasonable control (including industrial action or strike action; currency restrictions; suspension or disruption of the normal procedures and practices of, or disruption of the infrastructure of, any settlement provider, clearing house, distributed ledger technology network, securities market or exchange; acts, omissions or insolvency of a third party; failure of a material utility supply; war damage; terrorist action; the act of any governmental agency or other competent authority; riot; pandemic or epidemic; fire; or flood lock-out); provided, that ________ shall: (i) notify the Trust in a timely manner of the occurrence of a perceived force majeure event and its anticipated duration and impact; and (ii) use reasonable efforts to minimize the effects of the event.

The Trust may not have adequate sources of recovery if its XRP are lost, stolen or destroyed.

If the Trust’s XRP are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to a Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

If a Custody Agreement is terminated or a Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s XRP, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Custodians and the XRP Trading Counterparties to operate. The Custodians perform essential functions in terms of safekeeping the Trust’s XRP in the Vault Accounts. In addition, the XRP Trading Counterparties facilitate the buying and selling or settlement of XRP by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, the selling or transfer of XRP to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Trust’s XRP. If the Custodians or XRP Trading Counterparties fail to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Creation Units, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, ________ and the ________ Custodian’s parent company, ________ (together, the “Relevant ________ Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant ________ Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to ________’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant ________ Entities believe these potential enforcement actions would relate to aspects of the Relevant ________ Entities’ ________ Prime service, spot market, staking service ________ Earn, and ________ Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant ________ Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that ________ has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that ________ has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that ________ is jointly and severally liable as a control person under the Exchange Act for ________’s violations of the Exchange Act to the same extent as ________. The SEC’s complaint against the Relevant ________ Entities does not allege that XRP is a security nor does it allege that ________’s activities involving XRP caused the alleged registration violations, and the ________ Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant ________ Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. ________ could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If ________ were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the ________ Custodian is not named in the complaint, if ________, as the parent of the ________ Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Sponsor could decide to replace one of the Custodians as a Custodian with custody of the Trust’s XRP, pursuant to the Custody Agreements. Similarly, the Custodians could terminate their applicable agreements. The ________ Custodian or ________ could terminate services under the ________ Custody Agreement upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the ________ Custody Agreement as the Trust materially breaching any provision of the ________ Custody Agreement; (ii) the Trust becomes bankrupt or insolvent. In addition, ________ may terminate the ________ Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if ________ perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. ________ may terminate the ________ Custody Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) ________ determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either ________ or the Trust and the parties are unable to amend the relevant provisions of the ________ Custody Agreement, (ii) a force majeure event, as defined in the ________ Custody Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the ________ Custody Agreement for a period of twelve (12) months from the effective date of the ________ Custody Agreement. Transferring maintenance responsibilities of a Vault Account at a Custodian to another custodian will likely be complex and could subject the Trust’s XRP to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Also, if a Custodian or ________ becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Trust, or abruptly discontinues the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s XRP or as the Trust’s broker under the same terms as the current Custody Agreements or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s XRP. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement custodian, its operations could be adversely affected.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s XRP.

The Sponsor could decide to replace any of the Custodians as the custodian of the Trust’s XRP. Transferring maintenance responsibilities of the Trust’s account with a Custodian to another party will likely be complex and could subject the Trust’s XRP to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custody Agreements. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s XRP.

The Custodians and Cash Custodian could become insolvent.

If the Custodians or Cash Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of a Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. Further, the Custodians have agreed to hold Trust assets for the benefit of the Trust as the entitlement holder, and while the Trust assets will be commingled with assets of the Custodians’ other customers in an omnibus account, such assets will not be commingled with either Custodian’s proprietary assets. While other types of assets held in a similarly segregated manner have been deemed not to be part of the custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as either Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to a Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of such Custodian, and that customers of such Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of such Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of a Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit a Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting a Custodian, Cash Custodian or XRP Trading Counterparties could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Authorized Participant Agreements.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on Nasdaq terminates its Authorized Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

There can be no assurance an active trading market of the Shares will develop on Nasdaq. The Sponsor may elect to terminate the Trust if it determines, at its sole discretion, that the Trust is not an economically viable size, i.e., if the Trust fails to raise sufficient revenue to cover the costs associated with launching and maintaining the Trust, which could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

To the extent that Nasdaq halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the XRP Index Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s XRP are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the XRP Index Price were higher at the time of sale. See “Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is solely responsible for determining the value of the XRP, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Trust’s XRP Holdings and XRP Holdings per Share on a daily basis as soon as practicable after 4:00 p.m. ET on each business day. The Administrator’s determination is made utilizing data from the Custodians’ operations and the XRP Index Price, calculated at 4:00 p.m. ET on such day. To the extent that the Trust’s XRP Holdings or XRP Holdings per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Additional Trust Expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed the Sponsor-assumed Fees, which are certain operational and periodic expenses of the Trust. See “Activities of the Trust—Trust Expenses.” Additional Trust Expenses (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s XRP. Because the Trust does not generate any income, every time that it delivers XRP to the Sponsor for the Sponsor’s Fee or sells XRP for the Additional Trust Expenses, the number of XRP represented by each Share will gradually decrease over time. In addition, the Sponsor may, at its sole discretion, increase the Sponsor’s Fee or decrease the Sponsor-paid Expenses which could result in a greater decline in the number of XRP that the Trust holds. Such an increase in the Sponsor’s Fee or decrease in the Sponsor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor’s Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor’s Fee. The Sponsor has no current intention of increasing or decreasing the Sponsor’s Fee or modifying the terms of the Trust Agreement related to Sponsor-paid Expenses, and there are no specific circumstances under which the Sponsor has determined it would do so.

The Trust’s delivery or sale of XRP to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of XRP by the Trust to pay the Sponsor’s Fee or other expenses and each sale of XRP by the Trust to pay Additional Trust Expenses will be a taxable event to Shareholders. Thus, the Trust’s payment of expenses could result in Shareholders’ incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “U.S. Federal Income Tax Consequences.”

If the Trust incurs Additional Trust Expenses in U.S. dollars, the Trust will sell XRP to pay these expenses. The sale of the Trust’s XRP to pay expenses at a time of low XRP prices could adversely affect the value of the Shares.

The Sponsor will sell XRP held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current XRP prices on the XRP Exchange Market. The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of XRP. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s XRP may be sold at a time when the XRP prices on the XRP Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodians under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent, the Administrator and the Custodians have a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator or Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s XRP Holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding XRP; however, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of XRP. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s XRP. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate the Trust’s XRP. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or commodity pools under the Commodity Exchange Act.

The Investment Company Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the Investment Company Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the Investment Company Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the Investment Company Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of XRP or the operation of the XRP Ledger or the XRP Exchange Market in a manner that adversely affects an investment in the Shares.

As XRP and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The SEC had charged certain large U.S. digital asset trading platforms of supporting trading and settlement of securities in violation of the U.S. federal securities laws. Specifically, the SEC alleged that these exchanges are operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. Although the SEC has not alleged that XRP is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. Moreover, until these actions are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings. The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over XRP or XRP spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including XRP.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and XRP held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of XRP or any other digital asset as a “security” or how XRP or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain XRP-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether XRP that has been associated with such addresses in the past can be easily sold. This “tainted” XRP may trade at a substantial discount to untainted XRP. Reduced fungibility in the XRP markets may reduce the liquidity of XRP and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of XRP and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of April 30, 2025, only California, Louisiana and Rhode Island has adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the passage of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act[, which was passed by the House of Representatives but awaits consideration by the Senate,] was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and XRP, specifically.

If regulatory changes or interpretations of an Authorized Participant’s activities require the regulation of an Authorized Participant as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement AML programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant to incur Additional Trust Expenses, possibly increasing the levels of the commissions that an Authorized Participant charges its clients in a material and adverse manner. If an Authorized Participant determines not to comply with such additional regulatory and registration requirements, an Authorized Participant may terminate its role as an Authorized Participant of the Trust. Such a termination may decrease the liquidity of the Trust.

Additionally, to the extent an Authorized Participant is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide XRP-related services or that accept XRP as payment, which could damage the public perception of XRP and the utility of XRP as a payment system and could decrease the price of XRP and adversely affect an investment in the Shares.

A number of companies that provide XRP-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to XRP-related companies or companies that accept XRP for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide XRP-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of XRP as a payment system and harming public perception of XRP or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of XRP as a payment system and the public perception of XRP could be damaged if banks were to close the accounts of many or of a few key businesses providing XRP-related services. This could decrease the price of XRP and therefore adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money services businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust or Sponsor operates, the Trust or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Regulatory compliance would include, among other things, implementing AML and consumer protection programs. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Trust or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use XRP in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently XRP is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use XRP or to exchange XRP for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

XRP’s status as a “security” under U.S. federal securities laws remains unsettled.

In December 2020, the U.S. Securities and Exchange Commission (the “SEC”) filed a complaint (the “Ripple Complaint”) against Ripple Labs, Inc. (“Ripple Labs”) and two of its executives (the “Ripple Defendants”) in the United States District Court for the Southern District of New York (“S.D.N.Y.”), alleging that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in violation of Section 5 of the Securities Act of 1933. Section 5 of the Securities Act prohibits the offer or sale of a “security” unless a registration statement is in effect or has been filed with the SEC as to such offer and sale. The Ripple Defendants did not dispute that they had offered and sold XRP through interstate commerce without filing a registration statement with the SEC. Accordingly, the central question before the S.D.N.Y. was whether the Ripple Defendants’ offers and sales of XRP constituted the offer or sale of a security.

On July 13, 2023, the S.D.N.Y. issued a landmark decision distinguishing between the XRP token itself and the manner in which it was sold. The court rejected the SEC’s argument that XRP was inherently a security, instead holding that XRP is not, in and of itself, a security. The court found that Ripple’s direct sales of XRP to certain sophisticated individuals and entities pursuant to written contracts did constitute unregistered offers and sales of securities in violation of Section 5 of the Securities Act. However, the court also found that Ripple’s programmatic sales of XRP on digital asset trading platforms in the secondary market did not constitute unregistered sales of securities. Similarly, distributions of XRP to employees as compensation or to third parties to incentivize development on the XRP Ledger were not found to be unregistered sales of securities.

Following these rulings, the S.D.N.Y. entered a final judgment in the case on August 7, 2024. The SEC subsequently filed a notice of appeal to the United States Court of Appeals for the Second Circuit (the “Second Circuit”) on October 2, 2024, seeking review of the final judgment.

In August 2025, Ripple and the SEC reached a settlement, bringing the litigation to a close. Under the terms of the settlement, Ripple agreed to pay a $125 million civil penalty in connection with its unregistered institutional sales of XRP. Both parties filed a joint stipulation to dismiss their respective appeals in the Second Circuit, and each party agreed to bear its own legal costs. The settlement also includes compliance measures restricting Ripple’s future institutional sales and requiring adherence to applicable regulatory guidelines. The resolution of the case provides regulatory clarity that XRP, when sold on public exchanges in secondary market transactions, is not considered a security under U.S. law, while direct institutional sales remain subject to securities regulations. This outcome is widely viewed as a significant development for Ripple, XRP, and the broader digital asset industry, as it establishes important legal distinctions regarding the classification and sale of digital assets in the United States.

If XRP is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for XRP as a digital asset and the Trust. The Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for XRP to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of XRP and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for XRP as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of XRP markets. As such, any determination that XRP or any other digital asset is a security under federal or state securities laws may adversely affect the price of XRP and, as a result, the value of the Shares.

To the extent that XRP is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of XRP and related products and services continues to evolve, may take many different forms and will, therefore, impact XRP and its usage in a variety of manners. The inconsistent, unpredictable and sometimes conflicting regulatory landscape may make it more difficult for XRP businesses to provide services, which may impede the growth of the XRP economy and have an adverse effect on consumer adoption of XRP. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of XRP’s status as not being a security, changes to regulations surrounding XRP futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over XRP, the XRP Ledger, XRP trading, or related activities impacting other parts of the digital asset market, may adversely impact XRP and therefore may have an adverse effect on the value of an investment in the Trust.

XRP and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including XRP. The effect of any existing regulation or future regulatory change on the Trust or XRP is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect digital assets, particularly with respect to digital asset exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, on May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital assets economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including XRP, and, in turn, the value of the Shares.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

As XRP and the broader digital assets ecosystem have grown, they have begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.

Current and future legislation, CFTC and SEC rulemaking, and other regulatory developments may impact the manner in which XRP is treated for classification and clearing purposes. In particular, XRP may be classified by the CFTC as a “commodity interest” under the Commodity Exchange Act and certain transactions in XRP may be deemed to be commodity futures or XRP may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate XRP as a commodity interest or a security. Although the federal district court in the S.D.N.Y. has recently held that under certain transaction structures that XRP is not a security, this ruling is not yet definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of XRP under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, non-recurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that XRP is deemed to fall within the definition of a “commodity interest” under the Commodity Exchange Act, the Trust and the Sponsor may be subject to additional regulation under the Commodity Exchange Act and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

Further, if any other digital asset with widespread markets is determined to be a “commodity interest” under the Commodity Exchange Act, it may have material adverse consequences for XRP as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be commodity interests may face penalties or be required to shut down if they do not have the licenses required to facilitate the trading and clearance of such commodity interests, which could result in a reduction of the liquidity of XRP markets.

XRP and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including XRP. The effect of any existing regulation or future regulatory change on the Trust or XRP is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect digital assets, particularly with respect to digital asset exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, on May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital assets economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including XRP, and, in turn, the value of the Shares.

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of XRP or the sale of XRP to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of XRP to fund cash redemptions are expected to result in gains and losses, with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the XRP and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the XRP held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in kind generally will not be taxed on the distribution in kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the Trust will expand and contract over time with creations and redemptions of Baskets by Authorized Participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to immediately converted into the assets identical to those already held by the Trust. The receipt of Incidental Rights and IR Assets also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the Trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of XRP (including deemed sales of XRP as a result of the Trust using XRP to pay its expenses, including the Sponsor’s Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt cash from the Sponsor in connection with the Sponsor’s sale of Incidental Right(s) and/or IR Asset(s). Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of XRP and transactions involving XRP for United States federal income tax purposes may change.

Under current IRS guidance, XRP is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in XRP in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which XRP is exchanged and the taxpayer’s basis in the XRP. However, because XRP is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of XRP may have a negative effect on prices of XRP and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving XRP. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of XRP and transactions involving XRP for state and local tax purposes is not settled.

Because XRP is a new technological innovation, the tax treatment of XRP for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of XRP for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of XRP may have negative consequences, including the imposition of a greater tax burden on investors in XRP or the imposition of a greater cost on the acquisition and disposition of XRP generally. Any such treatment may have a negative effect on prices of XRP and may adversely affect the value of the Shares.

A “fork” of the XRP Ledger or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the XRP Ledger, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of XRP, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the XRP Ledger. The outcome of such determination shall determine which asset is “XRP” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is XRP and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for Federal income tax purposes. A grantor trust is not permitted to change the investment of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

WHFIT reporting risks.

In general, the widely held fixed investment trust (“WHFIT”) regulations require asset-by-asset reporting. This can result in large and complex information statements to Shareholders. To qualify for certain simplified reporting rules under the WHFIT regulations, the Trust intends to manage its annual expenses and sales proceeds (other than proceeds from pro rata sales to fund redemptions) to no more than five percent of the net asset value of the Trust. However, the Trust is not required to meet this limitation. If the Trust were to fail the five percent test, the general asset-by-asset rules would apply, and the information statements given to Shareholders would be complex.

In the final year of the Trust, it would not be unusual for expenses and sales proceeds and to exceed five percent of the Trust’s net asset value. The WHFIT regulations provide a special exception to the five percent test in the final year of the Trust. To meet this exception, Shareholders receiving a distribution in kind on the termination of the Trust would be required to be treated as exchanging their Shares for cash. The Trust currently has no scheduled termination date.

Risk Factors Related to the Index

The Index and XRR each have a limited history.

The Index, which was launched on ________, 202_, is based on materially the same methodology (except calculation time) as the XRR, which was first introduced on ________, 202_. The Index and the XRR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Selected Exchanges. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Index’s performance. The Benchmark Administrator has substantial discretion at any time to change the methodology used to calculate the Index, including the Selected Exchanges that contribute prices to the Trust’s NAV. The Benchmark Administrator does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of XRP in the future. Neither Compass Financial Technologies SA nor the Benchmark Administrator has any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Index or in the selection of the Selected Exchanges used. For more information on how the Selected Exchanges are chosen, see “THE TRUST AND XRP PRICES — Compass Crypto Reference Index 4pm New York XRP.”

Although the Index is intended to accurately capture the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the Selected Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the price of XRP on the various Selected Exchanges, including as a result of differences in fee structures or administrative procedures on different Selected Exchanges. While the Index provides a U.S. dollar-denominated price of XRP based on the volume-weighted price of XRP on certain Selected Exchanges, at any given time, the prices on each such Selected Exchange may not be equal to the price of XRP as represented by the Index. It is possible that the price of XRP on the Selected Exchanges could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Selected Exchange, or from the global market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the global market price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of XRP. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares.

The pricing sources (Selected Exchanges) used by the Index are digital asset trading venues that facilitate the buying and selling of XRP and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of XRP may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of XRP used in Index calculations and, therefore, could adversely affect the XRP price as reflected by the Index.

The Selected Exchanges may change over time. For more information on the inclusion criteria for Selected Exchanges in the Index, see “THE TRUST AND XRP PRICES — Compass Crypto Reference Index 4pm New York XRP.”

The Index is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither Compass Financial Technologies SA nor the Benchmark Administrator guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Index to establish its NAV and NAV per Share. In the event that the Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

Although the Index and XRR are designed to accurately capture the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the Selected Exchanges of the Index and XRR, and such transactions may take place at prices materially higher or lower than the level of the Index used to establish the NAV. To the extent such prices differ materially from the level of the Index used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience systems failures or errors.

If the computers or other facilities of the Benchmark Administrator, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Index, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Index is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Index is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Index is not available, or if the Sponsor determines, in its sole discretion, that the Index does not reflect an accurate XRP price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value XRP, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of XRP provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” XRP will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the global market price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of XRP. To the extent such prices differ materially from the market price for XRP, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” XRP will be a common occurrence.

The Index could fail to track the global XRP price, and a failure of the Index could adversely affect the value of the Shares.

Although the Index is intended to accurately capture the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the Selected Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the price of XRP on the various Selected Exchanges, including as a result of differences in fee structures or administrative procedures on different Selected Exchanges. While the Index provides a U.S. dollar-denominated composite for the price of XRP based on the volume-weighted price of XRP on certain Selected Exchanges, at any given time, the prices on each such Selected Exchange or pricing source may not be equal to the price of XRP as represented by the Index. It is possible that the price of XRP on the Selected Exchanges could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Selected Exchange, or from the global market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the global market price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of XRP. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Index and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Index price of XRP differs materially from the global market price of XRP and/or that third parties are able to purchase and sell XRP on public or private markets not included among the Selected Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Index price used to calculate the value of the Trust’s XRP may be volatile, adversely affecting the value of the Shares.

The price of XRP on public digital asset trading platforms has a limited history, and during this history, XRP prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index price, and the price of XRP generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Index will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Administrator would have limited ability to remove such digital asset trading platform from the Index, which could skew the price of XRP as represented by the Index. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of XRP and, therefore, could have an adverse effect on the value of the Shares.

The Index price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Index pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of XRP as reflected by the Index. The methodology used to calculate the Index price to value XRP in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Index. Such NAV of the Trust determined using the Index price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

The Index is subject to the limitations of its methodology and the XRP market.

Though the Index is designed to be representative of the XRP market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Index is designed and calculated strictly to follow the rules of its methodology, and any Index price or other output is limited in its usefulness to such design and calculation. In addition, the Index will necessarily be composed of a limited number of potential principal markets, and thus the Index may not reflect the value of XRP on crypto exchanges not considered in the Index. Furthermore, the Benchmark Administrator does not publicize its methodology at any given time, which may limit the ability of investors to evaluate the XRP prices that establish the value of the Index.

The XRP market can be volatile, including those market interests that the Index intends to measure or upon which the Index is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Administrator for calculation, and may cause the Index to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Index unachievable or cause the Index to become impractical to replicate.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Index. The price of XRP in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of XRP per share.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s XRP holdings as reflected in the Index. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of XRP trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of XRP.

Shareholders also should note that the size of the Trust in terms of total XRP held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s XRP holdings or XRP holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

The value of XRP as reflected by the Index may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Index is determined using data from various XRP Exchanges. The Sponsor believes that momentum pricing of XRP has resulted, and may continue to result, in speculation regarding future appreciation in the value of XRP, inflating and making the Index more volatile. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Index, which could adversely affect an investment in the Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Benchmark Administrator and the Authorized Participants, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;
●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;
●	The Sponsor may select service providers that are affiliates, such as ________, which may create or give the appearance of a conflict of interest with Shareholders’ best interest;
●	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Trust;
●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;
●	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to this offering; and
●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, Authorized Participants, Benchmark Administrator, Custodians, Cash Custodian, Trust and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade XRP without regard to the interests of the Trust or its Shareholders.

Affiliates of the Sponsor have substantial direct investments in XRP. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. Affiliates of the Sponsor may obtain exposure to XRP through investment in the Shares.

To the extent that any substantial investment in XRP is initiated, materially increased or materially reduced, such investment can affect the XRP Index Price. The initiation of, or material increases in, a substantial investment in XRP may result in an increase in the XRP Index Price. A material reduction in a substantial investment may result in a decrease in the XRP Index Price, having a negative impact on the value of Shares. See “Conflicts of Interest—Proprietary Trading/Other Clients.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate the XRP held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital currency financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate. See “Conflicts of Interest—The Sponsor.”

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. Accordingly, the Sponsor’s competitors may commercialize a product involving XRP more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Custodians owe no fiduciary duties to the Trust or the Shareholders, is not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Trust.

Neither of the Custodians is a trustee for, and owes no fiduciary duties to, the Trust or the Shareholders. In addition, the Custodians have no duty to continue to act as a custodian of the Trust. The Custodians can terminate their role as custodian for any reason whatsoever upon the notice period provided under the relevant Custody Agreement. The Custodians may also be terminated. If the Custodians resign or are removed without replacement such that the Trust does not have an available custody solution for its XRP, the Trust will dissolve in accordance with the terms of the Trust Agreement.

The Custodians’ abilities to adopt technology in response to changing security needs or trends pose a challenge to the safekeeping of the Trust’s XRP.

The history of the XRP Exchange Market has shown that XRP Exchanges and large holders of XRP must adapt to technological change in order to secure and safeguard client accounts. While the Custodians are required in their respective agreements to safeguard the Vault Accounts from theft, loss, destruction or other issues relating to hackers and technological attacks, their ability to do so is based on known technology and threats. As technological change occurs, the security threats to the Vault Accounts will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Custodians are unable to identify and mitigate or stop new security threats, the Vault Accounts may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor and its affiliates, or another entity (i.e., a seed investor), may invest in the Trust.

The Sponsor, its affiliates, or a seed investor, may invest in the Trust at or near the establishment of the Trust, which may facilitate the Trust achieving a specified size or scale. Seed investors may contribute all or a majority of the assets in the Trust. There is a risk that such seed investors may redeem their investments in the Trust. Such redemptions could have a significant negative impact on the Trust, including on its liquidity.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by the lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings and take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders, may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of XRP or cash. Deposits of XRP are held by the Custodians on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with the redemption of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of XRP, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

When the Trust uses cash proceeds from creation transactions to purchase XRP, the Trust will receive XRP from a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to deliver the XRP. Furthermore, the third party will not be acting as an agent of any Authorized Participant with respect to the delivery of the XRP to the Trust or acting at the direction of any Authorized Participant with respect to the delivery of the XRP to the Trust. In connection with cash redemptions of Baskets, the Trust will redeem Shares by delivering XRP to a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to receive the XRP. In addition, the third party will not be acting as an agent of any Authorized Participant with respect to the receipt of the XRP from the Trust or acting at the direction of any Authorized Participant with respect to the receipt of the XRP from the Trust.

OVERVIEW OF THE XRP INDUSTRY AND MARKET

This section of the Prospectus provides a more detailed description of XRP, including: information about the historical development of XRP; how a person holds XRP; how to use XRP in transactions; how to trade XRP; the spot markets where XRP can be bought, held and sold; and the XRP OTC market.

XRP and the XRP Ledger

XRP is a digital asset that is created and transmitted through the operations of the XRP Ledger, a decentralized ledger upon which XRP transactions are processed and settled.

XRP can be used to pay for goods and services or it can be converted to fiat currencies, such as the U.S. dollar. The XRP Ledger is based on a shared public ledger similar to the Bitcoin network and other distributed ledgers. However, the XRP Ledger differentiates itself from other digital asset networks in that its stated primary function is transactional utility, not store of value. The XRP Ledger is designed to be a global real-time payment and settlement system. As a result, the XRP Ledger and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments.

Unlike a centralized system, no single entity controls the XRP Ledger. Instead, a network of independent nodes validates transactions pursuant to a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm utilized by the XRP Ledger is extremely lightweight in terms of energy usage, as it relies on trusted validators rather than mining. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger suitable for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).

Although launched in 2012, the concept for XRP and the XRP Ledger traces back to 2004 when a web developer started work on a decentralized payment system that would enable users to create and trade their own cryptocurrencies in a peer-to-peer manner. More of an alternative payment system than a cryptocurrency itself, it laid the conceptual foundation of what would become XRP and the XRP Ledger. The project was eventually handed over to Jed McCaleb, Arthur Britto and David Schwartz in 2011 who were seeking to address some of their concerns related to the scalability of bitcoin and the energy intensive nature of the “proof-of-work” validation mechanism utilized by the Bitcoin network that relied on “mining.” Their goal was to create a decentralized ledger that used a network of validators that would agree on transactions in a fast and secure manner, without relying upon mining. This led to the development of a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain or the “proof-of-stake” mechanism utilized by the Ethereum network, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Proponents of the consensus-based algorithm often cite several key advantages it offers. The first is near-instantaneous settlement of transactions, which normally occurs within 3 – 5 seconds. The second is energy efficiency. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm is relatively light in terms of energy usage, as it relies on trusted validators rather than mining. A third advantage is scalability. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger an attractive option for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).

Transactions are validated on the XRP Ledger by a network of independent validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the XRP Ledger. Any node can be a validator, but for practical purposes, the XRP Ledger depends on a list of trusted validators known as the Unique Node List or “UNL.” Validators are entities (which can be individuals, institutions, or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a Unique Node List – a list of other validators that the node trusts to reliably validate transactions. The XRP Ledger’s decentralized architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for the consensus mechanism to work effectively. Similar to the Bitcoin network, anyone can join and start using the XRP Ledger; however, unlike the Bitcoin network, which operates on a fully permissionless blockchain, the XRP Ledger is maintained by a network of trusted nodes that accept or reject transactions on the XRP Ledger.

A transaction on the XRP Ledger begins when a user submits a transaction to the XRP Ledger network. The submitted transaction is broadcast to all validator nodes. Validators do not immediately confirm transactions as final; instead, they go through a process of reaching consensus on which transactions should be included in the next ledger version. Each validator collects incoming transactions into a proposed ledger, called a candidate ledger, and then exchanges their proposed candidate ledgers (also known as proposals) with other validators. The actual consensus process happens over several rounds. In each round, validators attempt to come to an agreement on which transactions should be included in the next ledger version. In each round, validators examine the transactions in the proposed ledger from the previous round and compare it to the proposals from other validators in their UNL. If the validator sees that a supermajority (typically 80% of validators) of trusted validators have proposed the same set of transactions, the validator updates its proposal to align with the majority. After a few rounds of exchanging proposals, when a supermajority (typically 80%) of validators have agreed on the same set of transactions, that version of the ledger is considered valid. All participating validators then update their copy of the ledger with the new, agreed-upon transactions. The final ledger version is broadcast to all nodes, and it becomes the new “official” state of the ledger.

Prior to engaging in XRP transactions directly on the XRP Ledger, a user generally must first install on its computer or mobile device a XRP Ledger software program that will allow the user to generate a private and public key pair associated with a XRP address. The XRP Ledger software program and the XRP address also enable the user to connect to the XRP Ledger and transfer XRP to, and receive XRP from, other users.

Each XRP Ledger address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XRP, the XRP recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XRP. The recipient, however, does not make public or provide to the sender its related private key.

XRP can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the XRP Ledger. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with an XRP Ledger account effectively controls the XRP held by that account. While XRP is the native asset, the XRP Ledger also supports the holding and transferring of other assets (like USD, EUR, or other digital assets) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XRP contained in the associated address. Likewise, XRP is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XRP, a user’s XRP Ledger software program must validate the transaction with the associated private key. In addition, since every computation on the XRP Ledger requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s XRP Ledger software program to the XRP Ledger validators to allow transaction confirmation.

Some XRP transactions are conducted “off-blockchain” (i.e., through centralized book-entries) and are therefore not recorded on the XRP Ledger. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding XRP or the reallocation of ownership of certain XRP in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platforms. In contrast to on-blockchain transactions, which are publicly recorded on the XRP Ledger, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly XRP Ledger transactions in that they do not involve the transfer of transaction data on the XRP Ledger and do not reflect a movement of XRP between addresses recorded in the XRP Ledger. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XRP ownership is not protected by the protocol behind the XRP Ledger or recorded in, and validated through, the ledger mechanism.

XRP can also be held in escrow on the XRP Ledger, meaning the XRP is locked up and released only when certain conditions are met (e.g., at a specific time or when a particular event occurs). This is a native feature of the ledger, providing flexibility for complex financial contracts. XRP can also be held in payment channels, which allow for off-ledger transactions to occur between two parties, with the final balance being settled on the ledger later. Each XRP Ledger account must also hold a minimum reserve of XRP (currently 10 XRP) which cannot be spent. This ensures that only legitimate accounts are created and maintained. The XRP Ledger supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of XRP.

Summary of an XRP Transaction

The following is a summary of a payment transaction of XRP on the XRP Ledger.

A transaction is initiated by a user who holds an XRP Ledger account. The user uses their wallet (software, hardware, or digital asset trading platform-based) to create a transaction. This transaction includes details such as the destination address, the amount of XRP to be transferred, and any additional flags or conditions (e.g., destination tag, which is used for transactions to exchanges or multi-user platforms).

To authenticate the transaction, the user’s wallet signs the transaction using the private key associated with their XRP Ledger account. The private key is critical, as it proves ownership of the account and authorizes the movement of funds. The signing process involves creating a cryptographic signature unique to the transaction details and the private key. This signature ensures that the transaction cannot be altered after it is signed.

Once signed, the transaction is submitted to the XRP Ledger network. This involves broadcasting the transaction to a network of decentralized validator nodes. The transaction is propagated across the network, where it is received by multiple validators. Validators are independent nodes that maintain a copy of the XRP Ledger and participate in the consensus process.

The XRP Ledger uses a unique consensus algorithm rather than proof-of-work or proof-of-stake. Validators participate in a consensus round, where they agree on the set of transactions to be included in the next ledger version. During this process, validators check the validity of each transaction (e.g., ensuring the sender has sufficient funds, the transaction is correctly signed, etc.). If 80% or more of the validators agree that the transaction is valid, it is included in the next block added to the XRP Ledger.

The XRP Ledger operates in “ledger versions,” where each version is a new snapshot of the ledger’s state, including all confirmed transactions since the last version. When a transaction is confirmed through consensus, it is included in the next ledger version. Once the ledger version is closed and published (which happens approximately every 3-5 seconds), the transaction is considered final and irreversible. The recipient’s balance is updated, and the sender’s balance is deducted accordingly. In addition, a small transaction fee (measured in drops, where 1 XRP = 1,000,000 drops) is deducted from the sender’s account, which is then irrevocably destroyed. Each block and each transaction included in a block is assigned a unique transaction hash, which can be used to track and verify the block and individual transactions on the XRP Ledger. Once recorded in the ledger, the transaction is immutable, providing a permanent record of the transfer.

XRP Markets and Exchanges

XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Ledger from one XRP address to another. While XRP was originally intended to be used primarily as a means to conduct cross-border payments, XRP can also be used to pay other users of the XRP Ledger for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Ledger or through third-party service providers.

In addition to using XRP to engage in cross-border transactions or payment for goods and services, investors may purchase and sell XRP to speculate as to the price of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The price of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept XRP as a form of payment, the regulatory challenges faced by Ripple Labs and XRP, and the volume of peer-to-peer transactions, among other factors.

XRP spot markets typically permit investors to open accounts with the market and then purchase and sell XRP via websites or through mobile applications. Prices for trades on XRP spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Ledger. This latter process is an activity that occurs on the XRP Ledger, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of XRP in its internal books and records, rather than on the XRP Ledger. The digital asset trading platform ordinarily does not transfer XRP to the investor on the XRP Ledger unless the investor makes a request to the exchange to withdraw the XRP in its platform trading account to an off-platform XRP wallet.

Outside of the spot markets, XRP can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

Limits on XRP Supply

Unlike other digital assets such as bitcoin or ether, XRP was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today was generated from the outset, without the need for a mining process. Of the 100 billion XRP generated by the XRP Ledger’s code, the founders of Ripple Labs retained 20 billion XRP and the rest, nearly 80 billion XRP, was provided to Ripple Labs or will be released to Ripple Labs at established intervals.

In 2017, to address concerns about the large portion of XRP held by Ripple Labs, the company introduced an escrow mechanism to lock up a significant portion of its XRP holdings. Under this mechanism, Ripple Labs placed 55 billion XRP (55% of the total supply) into a series of time-locked escrow accounts. The escrow releases 1 billion XRP per month over 55 months. This process adds a level of predictability and transparency about how much XRP can enter the market each month. If Ripple Labs does not use all of the 1 billion XRP released in a given month, the remaining amount is placed back into escrow for future release. The purpose of this escrow system is to reassure the market that Ripple Labs will not release too much XRP at once, which could potentially disrupt XRP’s price or market dynamics.

Modifications to the XRP Ledger Protocol

Modifications to the XRP Ledger protocol involves a structured process. The first step is identifying a need or improvement that could benefit the XRP Ledger. This might be related to performance, security, new features or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits and any drawbacks or risks.

The proposal is shared with the XRP Ledger community, typically through forums such as the XRP Ledger GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, validators and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.

If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the XRP Ledger’s codebase. The new code is rigorously tested in various environments. This might include test networks (such as the XRP Ledger Testnet) to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with a deep understanding of the XRP Ledger. This peer review process is critical to maintain the integrity and security of the ledger.

Once the code is developed and tested, it is proposed as an “amendment” to the XRP Ledger. The amendment process is a governance mechanism that allows validators to vote on whether to adopt the proposed changes. Validators on the network signal their approval or disapproval of the amendment by updating their validator configuration. For the amendment to be activated, it must receive approval from at least 80% of the validators on the network for two weeks continuously. If the amendment meets the required threshold, it is automatically activated on the XRP Ledger, and the new functionality or modification becomes part of the ledger’s protocol.

Once activated, the changes are deployed across the XRP Ledger. All nodes running the XRP Ledger software must update to the latest version to remain compatible with the network. Even after deployment, the change is monitored to ensure it behaves as expected in the live environment. If any issues arise, the community may need to address them through additional updates or modifications.

After the change is implemented, the relevant documentation (such as the XRP Ledger technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.

Forms of Attack Against the XRP Ledger

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Ledger contains certain vulnerabilities. The XRP Ledger relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

This is not intended as an exhaustive list of all forms of attack against the XRP Ledger. For additional information, see the “Risk Factors” section of this Prospectus.

Market Participants

Validators

Validators are crucial to the operation and security of the XRP Ledger. Validators participate in the consensus process by validating and agreeing on the order and validity of transactions. They ensure that transactions are consistent across the network, which helps prevent issues like double-spending. Validators also maintain a copy of the entire XRP Ledger and work together to decide which transactions are included in each new ledger version. They confirm transactions approximately every 3-5 seconds, making the ledger both fast and reliable. Validators vote on proposed changes to the XRP Ledger protocol through the amendment process. If 80% or more of the validators agree on a proposed amendment for two weeks continuously, the change is adopted and becomes part of the network’s code. Validators contribute to the overall health and stability of the network. By participating in the consensus process, they help secure the ledger against attacks and ensure that it remains decentralized and trustworthy.

Ripple Labs currently operates only 1 of the 35 validators in the default Trusted Nodes List. Some universities and research institutions operate validators as part of their research into blockchain technology and to support the decentralization of the network. Independent companies, developers, and other entities that support the XRP Ledger’s ecosystem also run validators. These could include blockchain-focused companies or other technology firms. Enthusiastic community members and developers who are committed to the success and decentralization of the XRP Ledger may also operate validators.

Unlike some other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. The XRP Ledger does not have a block reward system like that of the bitcoin network’s mining rewards or the XRP Ledger’s staking rewards. Since the XRP Ledger is pre-mined and the total supply of XRP was created at the outset, there is no ongoing issuance of XRP to distribute as rewards. While validators play a crucial role in the network, they do not receive the transaction fees that are charged as part of each confirmed transaction. Instead, these fees are destroyed to reduce the overall supply of XRP, which indirectly benefits all XRP holders by increasing the scarcity of the asset. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. Institutions like banks, financial entities, or tech companies might run validators because they use the XRP Ledger in their business operations. By running a validator, they can have more influence over the reliability and stability of the network they rely on.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer XRP activity through the direct sending of XRP over the XRP Ledger. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of XRP as a means of payment is still developing and has not been accepted in the same manner as bitcoin because XRP has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of XRP. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. Coinbase Custody, the XRP Custodian, is a digital asset custodian that provides custodial accounts that store XRP for users. As the XRP Ledger continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the XRP Ledger.

Competition

As of ________, 202_, more than 10,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While XRP has enjoyed some success in its limited history, the aggregate value of outstanding XRP is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Regulation of XRP and the XRP Ledger

XRP and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks. U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the bitcoin network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the bitcoin network.

On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

Various U.S. federal and state and foreign jurisdictions have adopted, and may continue in the near future to adopt, laws, regulations or directives that affect the XRP Ledger, the XRP markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding the U.S. and foreign government and quasi-governmental regulatory actions with respect to digital assets and digital asset exchanges. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of XRP by users, merchants and service providers and may therefore impede the growth or sustainability of the XRP economy in the European Union, China, South Korea, India and the U.S. and globally, or otherwise negatively affect the value of XRP.

The effect of any future regulatory change on the Trust or XRP is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

In December 2020, the U.S. Securities and Exchange Commission (the “SEC”) filed a complaint (the “Ripple Complaint”) against Ripple Labs, Inc. (“Ripple Labs”) and two of its executives (the “Ripple Defendants”) in the United States District Court for the Southern District of New York (“S.D.N.Y.”), alleging that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in violation of Section 5 of the Securities Act of 1933. Section 5 of the Securities Act prohibits the offer or sale of a “security” unless a registration statement is in effect or has been filed with the SEC as to such offer and sale. The Ripple Defendants did not dispute that they had offered and sold XRP through interstate commerce without filing a registration statement with the SEC. Accordingly, the central question before the S.D.N.Y. was whether the Ripple Defendants’ offers and sales of XRP constituted the offer or sale of a security.

On July 13, 2023, the S.D.N.Y. issued a landmark decision distinguishing between the XRP token itself and the manner in which it was sold. The court rejected the SEC’s argument that XRP was inherently a security, instead holding that XRP is not, in and of itself, a security. The court found that Ripple’s direct sales of XRP to certain sophisticated individuals and entities pursuant to written contracts did constitute unregistered offers and sales of securities in violation of Section 5 of the Securities Act. However, the court also found that Ripple’s programmatic sales of XRP on digital asset trading platforms in the secondary market did not constitute unregistered sales of securities. Similarly, distributions of XRP to employees as compensation or to third parties to incentivize development on the XRP Ledger were not found to be unregistered sales of securities.

Following these rulings, the S.D.N.Y. entered a final judgment in the case on August 7, 2024. The SEC subsequently filed a notice of appeal to the United States Court of Appeals for the Second Circuit (the “Second Circuit”) on October 2, 2024, seeking review of the final judgment.

In August 2025, Ripple and the SEC reached a settlement, bringing the litigation to a close. Under the terms of the settlement, Ripple agreed to pay a $125 million civil penalty in connection with its unregistered institutional sales of XRP. Both parties filed a joint stipulation to dismiss their respective appeals in the Second Circuit, and each party agreed to bear its own legal costs. The settlement also includes compliance measures restricting Ripple’s future institutional sales and requiring adherence to applicable regulatory guidelines. The resolution of the case provides regulatory clarity that XRP, when sold on public exchanges in secondary market transactions, is not considered a security under U.S. law, while direct institutional sales remain subject to securities regulations. This outcome is widely viewed as a significant development for Ripple, XRP, and the broader digital asset industry, as it establishes important legal distinctions regarding the classification and sale of digital assets in the United States.

If XRP is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act of 1940, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment of XRP as a non-security.

To the extent that XRP is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to (1) issuing and redeeming Baskets in exchange for cash deposited by the Authorized Participants, (2) transferring actual XRP as necessary to cover the Sponsor’s Fee and selling XRP as necessary to pay Additional Trust Expenses, (3) causing the Sponsor to sell XRP and transferring cash proceeds in exchange for Baskets surrendered for redemption by the Authorized Participants, (4) causing the Sponsor to sell XRP on the termination of the Trust and (5) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of XRP.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the value of a XRP as represented by the Index, less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in XRP. A substantial direct investment in XRP may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the XRP and may involve the payment of substantial fees to acquire such XRP from third-party facilitators through cash payments of U.S. dollars. Although the Shares will not be the exact equivalent of a direct investment in XRP, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in XRP markets through the securities market. Because the value of the Shares is tied to the value of the XRP held by the Trust, it is important to understand the investment attributes of, and the market for, XRP.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in XRP markets through an investment in securities. The logistics of accepting, transferring and safekeeping of XRP are dealt with by the Sponsor, Administrator and Custodians, and the related expenses are built into the price of the Shares. Therefore, Shareholders do not have additional tasks or costs in addition to those associated with investing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding XRP. The Shares offer an investment that is:

●	Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access XRP markets through the XRP Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use XRP by using the Shares instead of directly purchasing and holding XRP, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of XRP.
●	Exchange Traded and Transparent. The Shares will be listed and traded on Nasdaq, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on the Sponsor’s website at https://coinshares.com/us/etf/____/.
●	Minimal Credit Risk. The Shares represent an interest in actual XRP owned by the Trust. The Trust’s XRP in the Custodians’ possession are not subject to borrowing arrangements with third parties or counterparty or credit risks.
●	Safekeeping System. The Custodians have been appointed to store and safekeep the XRP for the Trust using a segregated and therefore diversified safekeeping storage system. The hardware, software, administration and continued technological development that are used by the Custodians may not be available or cost-effective for many investors.

The Trust differentiates itself from competing digital currency financial vehicles, to the extent that such digital currency financial vehicles may develop, in the following ways:

●	Custodians. The Custodians that hold the private keys for the digital wallets of the Trust are ________, ________and ________.
●	Enhanced Security. The Custodians and Sponsor have put enhanced security procedures in place that require one or more employees of the Sponsor to verify each transaction, with each employee having a unique verification method. The Custodians and the Sponsor have put additional similar enhanced security procedures in place to protect against the malicious movement of XRP.
●	Custodian Audits. The Custodians have each agreed to allow the Trust and the Sponsor to take any necessary steps to verify that satisfactory internal control systems and procedures are in place, and to visit and inspect the systems on which the Trust’s XRP are held. The Custodians are also obligated to provide the Trust and Sponsor with both independent and audit reports on the XRP Account.
●	Directly Held XRP. The Trust directly owns actual XRP held through the Custodians. The direct ownership of XRP is not subject to counterparty or credit risks. This may differ from other digital currency financial vehicles that provide XRP exposure through other means, such as the use of financial or derivative instruments.
●	Structure. The Shares intend to track the performance of the value of a XRP as represented by the Index, less the Trust’s liabilities and expenses. The Trust seeks to achieve this objective by directly owning XRP. This structure may be different from other digital currency financial vehicles that seek to track the performance of the price of XRP or other digital currencies through the use of futures contracts or derivative instruments.
●	Sponsor’s Fee. The relatively low level of the Sponsor’s Fee that is paid to the Sponsor is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the value of a XRP as represented by the Index, less the Trust’s liabilities and expenses, the Shares may trade in the secondary market at prices that are lower or higher than the XRP Holdings per Share. The amount of the discount or premium in the trading price relative to the XRP Holdings per Share may be influenced by non-concurrent trading hours and liquidity between the secondary market and larger XRP Exchanges in the XRP Exchange Market. While the Shares will be listed and traded on Nasdaq from 9:30 a.m. until 4:00 p.m. ET, liquidity in the XRP Exchange Market may fluctuate depending upon the volume and availability of larger XRP Exchanges. As a result, during periods in which XRP Exchange Market liquidity is limited or a major XRP Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will be determined by applying a 0.25% annual rate to the Trust’s XRP Holdings, as calculated and published by the Sponsor or its delegates, and converting the resulting U.S. dollar amount into XRP at the XRP Index Price, on a daily basis. The rate of the Sponsor’s Fee is subject to the sole discretion of the Sponsor. Payments of the Sponsor’s Fee will occur weekly in arrears. To pay the Sponsor’s Fee, the Custodians will, when directed by the Sponsor, (i) withdraw from the XRP Account the number of XRP equal to the accrued but unpaid Sponsor’s Fee, determined as described above and (ii) transfer such XRP to an account maintained by the Custodians for the Sponsor.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. For a 3-month period commencing on the day the Trust’s Shares are initially listed on the Exchange, the Sponsor intends to waive the entire Sponsor’s Fee. If the Sponsor decides to further waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports. As consideration for its receipt of the Sponsor’s Fee, the Sponsor has assumed the obligation to pay the Sponsor-paid Expenses.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

The Sponsor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Sponsor or its delegate will cause the Trust (or its delegate) to convert XRP into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of XRP represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling XRP. See “Expenses.”

Impact of Trust Expenses on the Trust’s XRP Holdings

The Trust will pay the Sponsor’s Fee to the Sponsor in XRP. In addition, the Trust will sell XRP to raise the funds needed for the payment of any Additional Trust Expenses. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its Additional Trust Expenses. The Trust will not engage in any activity designed to derive a profit from changes in the prices of XRP. The Trust is obligated to convert any cash contributed to XRP as soon as practicable, except to the extent necessary to pay expenses. Because the number of XRP held by the Trust will decrease when XRP are used to pay the Sponsor’s Fee or sold to permit the payment of Additional Trust Expenses, the number of XRP represented by each Share will decrease over the life of the Trust. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and Additional Trust Expenses. New deposits of XRP into the XRP Account that are purchased by the Trust in connection with additional new Baskets issued by the Trust will not reverse this trend.

Purchase and Sale of XRP

When the Trust conducts Cash Creations or Cash Redemptions, it is responsible for purchasing and selling XRP. The Trust may also be required to sell XRP to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell XRP at a price as close to the Index as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

XRP Trading Counterparties

The Sponsor, on behalf of the Trust, is responsible for acquiring XRP from a XRP trading counterparty that has been approved by the Sponsor (each, a XRP Trading Counterparty). The XRP Trading Counterparties with which the Sponsor will engage in XRP transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis. XRP Trading Counterparties are not required to have an account with the Custodians.

When seeking to purchase or sell XRP on behalf of the Trust, the Sponsor will typically seek to buy and sell XRP at a price as close to the Index as practical from any of the approved XRP Trading Counterparties. Upon notification that the Trust needs to purchase or sell XRP, the Sponsor will reach out to various XRP Trading Counterparties and ask them for a quote regarding the terms at which they would be willing to execute the contemplated transaction. The Sponsor then determines the XRP Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. With respect to purchases and sales of XRP conducted through XRP Trading Counterparties, transfers of XRP may be conducted as “on-chain” transactions represented on the XRP Ledger.

The Sponsor maintains a process for approving and monitoring XRP Trading Counterparties. All XRP Trading Counterparties must be approved by the Sponsor before the Trust will engage in transactions with the entity. The Sponsor continuously reviews all approved XRP Trading Counterparties and will reject the approval of any previously approved XRP Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved XRP trading counterparty in doubt. In considering which XRP Trading Counterparties to approve, the Sponsor has instituted policies and procedures that include, but are not limited to those processes described in “Risk Factors – Risk Factors Related to the XRP Ledger and XRP – Anonymity and illicit financing risk.”

As of [_____], 2025, the Trust has entered into agreements with each of [_____] to serve as an XRP trading counterparty to the Trust. [ ] is an affiliate of [ ]. Each of [ ] and [ ] is an Authorized Participant. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such XRP Trading Counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in XRP with the Trust. The agreements with the XRP trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. Each of these third parties are, and any other trading counterparty the Trust places orders with will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

USE OF THE Compass Crypto Reference Index 4pm New York XRP

The Trust will determine the XRP Index Price and value its Shares daily based on the value of XRP as reflected by the Index. The Index is calculated at the end of every hour and published 15 minutes after the end of the hour. The Index currently uses substantially the same methodology as the Compass Crypto Reference Index XRP (“XRR”), including utilizing the same Selected Exchanges (defined below), which is the underlying rate to determine the settlement of Compass Crypto XRP futures contracts, except that the Index is calculated as of 4:00 p.m. New York time, whereas the XRR is calculated as of 4:00 p.m. London time. The administrator of the Index is Compass Financial Technologies (the “Benchmark Administrator”). The Trust also uses the XRP Index Price to calculate its “XRP Holdings,” which is the aggregate U.S. dollar value of XRP in the Trust, based on the XRP Index Price, less its liabilities and expenses. “XRP Holdings per Share” is calculated by dividing XRP Holdings by the number of Shares currently outstanding. XRP Holdings and XRP Holdings per Share are not measures calculated in accordance with GAAP. XRP Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and XRP Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

The Index was designed to provide institutional investors with independent and robust XRP reference prices. It serves as a once-a-day benchmark rate of the U.S. dollar price of XRP (XRP-USD), calculated as of 4:00 p.m. ET. The daily price level of the Index is based on the historical tick-by-tick trades sourced directly from eligible exchanges. Eligible Exchanges must offer XRP against USD markets and be approved by the Compass Crypto Reference Indices Steering Committee. The current list of eligible XRP Exchanges used in Index calculations are Bitstamp, Bitfinex, Coinbase, Gemini, Kraken and LMAX. A dynamic, fully-systematic algorithm selects among the list of eligible exchanges the trading venues which will contribute to the computation of the Index for the coming month. On the last day of each month, the algorithm computes the last 60 days’ average volume for each eligible exchange where XRP is traded against USD. For the avoidance of doubt, the last data used in the computation refer to the day preceding the last business day of the month. The selection process keeps exchanges with a corresponding average volume representing at least 5% of the total aggregated volume over all eligible exchanges for XRP. Only trades from the selected XRP Exchanges (the “Selected Exchanges”) will be considered in the Index computation for the coming month.

Each day, the Index is calculated based on the collection of all observable transactions of all Selected Exchanges. The calculation methodology of the Index follow the following steps:

●	For each Selected Exchange, a dataset of all USD denominated trades occurring during the hourly time period is created.
●	Each dataset is divided in twelve (12) time-equally sized partitions of trade records.
●	Volume-weighted median of trade prices are calculated for each partition and each Selected Exchange.
●	For each partition, if the absolute percentage deviation of the volume-weighted median price of a Selected Exchange from the median price computed on all Selected Exchanges is above 5%, the data of that exchange is considered anomalous. The exchange is then excluded from the Selected Exchanges for this partition.
●	For each partition, a “partition reference price” is computed as the exchange volume weighted average over such partition of the volume-weighted median prices computed in the step above.
●	The final Index level is given by the arithmetic average of the computed partition reference price.

Data is identified as erroneous and therefore discarded when reported in the wrong format (e.g., trade price or trade size that are non-numeric, non-positive or in a format that deviates from the expected one). The transactions that cannot be retrieved by the Index calculation time are disregarded. If no transactions occur or can be retrieved for any exchange on a specific partition, this exchange is disregarded for the calculation of the Index on that day for the specific hour. Any delay or absence of trade data is reported to the Compass Crypto Reference Indices Steering Committee and the selected course of action is formally announced. The calculation of the Index is obstructed: (i) when there are no reported transactions; (ii) when all transactions are rejected as suspicious on all of the Selected Exchanges; (iii) when no data is provided from the data provider; or (iv) due to any other unforeseen events. In the event of failure of the data provider to deliver relevant data, the Compass Crypto Reference Indices Steering Committee will do its best effort to determine relevant XRP price from alternative providers that are readily available. In this scenario, Index levels will be based on the XRP price determined by the Compass Crypto Reference Indices Steering Committee. If no transactions occur or can be retrieved for more than three (3) consecutive business days, a Compass Crypto Reference Indices Steering Committee meeting will be called to determine the most appropriate action.

Even though the process of Index calculation is completely automated and pre-defined, an error can be discovered after the publication of the Index. In case of a material error, the Index will be redetermined and the Index clients will be notified about the error and the date of the publication of the redetermined Index. An error is considered material on the basis of its size, the dates of its discovery and of its occurrence, and the impact of the Index redetermination on the users. The discovery of any error is reported to Compass Crypto Reference Indices Steering Committee. In case a material error is discovered, and the Benchmark Administrator recognizes a manipulation or an attempted manipulation of the Index level or the input data, it will be reported to the regulator.

Compass Financial Technologies has established governance functions to review and provide challenges on all aspects of the Indices determination process. Governance functions are managed by the Compass Oversight Committee and by the Compass Crypto Reference Indices Steering Committee.

The Compass Oversight Committee oversees all areas of the benchmark determination processes. It is responsible for supervising and controlling the Index operations team on all Compass Indices. It is also responsible for: (i) periodic review of incidents; (ii) making final decisions in case the Index operations team are not capable or allowed to take decisions; (iii) defining and implementing organization procedures for the Index operations team; (iv) defining and overseeing measures that allow for mitigation of operational risks; (v) supervising internal or external audit results; and (vi) the implementation and supervision of the potential codes of conduct that have to be implemented. The Committee is comprised of senior representatives of Compass Financial Technologies and external industry experts.

The Compass Crypto Reference Indices Steering Committee is responsible for: (i) determining the calculation methodology and the rules governing the publication of the Compass Crypto Reference Indices; (ii) making periodic reviews of the Compass Crypto Reference Indices to validate the robustness of the methodology and to analyze the impact of methodology changes; (iii) organizing consultation with Compass Crypto Reference Indices stakeholders if necessary; and (iv) ensuring that Compass Crypto Reference Indices offers a reliable and representative view of the market. The Compass Crypto Reference Indices Steering Committee is composed of members from Compass and may include individuals or representatives of companies, academics, external counsels, or market participants. The Compass Crypto Reference Indices Steering Committee assembles once a year in April. However, at the request of a member of the committee, the Committee may meet on any other day of the year to discuss potential “market emergency” and “force majeure” events or any other situation, which makes an extraordinary meeting necessary. All Committee decisions will be published without delay following the Committee decision.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.compass-ft.com and will also be available through online information services, such as Bloomberg and Refinitiv. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

As of ________, 202_, the Selected Exchanges included in the Index are ____, ____, ____, ____, ____and ____.

The Selected Exchanges that contribute transaction data to the Index with the aggregate volumes traded on their respective XRP-USD markets over the preceding four calendar quarters are listed in the table below:

Aggregate Trading Volume of XRP-USD Markets of Index Selected Exchanges

Period	________	________	________	________	________	________
202_ Q4	________	________	________	________	________	________
202_ Q1	________	________	________	________	________	________
202_ Q2	________	________	________	________	________	________
202_ Q3	________	________	________	________	________	________

The 12* highest volume XRP-USD markets operated by XRP trading platforms registered aggregate trading volumes as shown by the table below in the previous four calendar quarters:

Aggregate Trading Volume of Top 12* Highest Volume XRP-USD XRP Trading Platforms

Period	________	________	________	________
Volume ($)	________	________	________	________

*Platforms include all Selected Exchanges and ________, ________, ________, ________ and ________.

The market share for XRP-USD trading of the Selected Exchanges over the past four calendar quarters is shown in the table below:

XRP Trading Platform Market Share of XRP-USD Trading

Period	____	____	____	____	____	____	Others**
202_ Q4	________%	________%	________%	________%	________%	________%	________%
202_ Q1	________%	________%	________%	________%	________%	________%	________%
202_ Q2	________%	________%	________%	________%	________%	________%	________%
202_ Q3	________%	________%	________%	________%	________%	________%	________%

The Index is based on written and transparent rules and procedures with the purpose of minimizing as much as possible the exercise of discretion and expert judgment. The Index is built from input data that is not interpolated, extrapolated or adjusted. In case of lack of data, the last available data is employed. Nevertheless, the exercise of expert judgment may become necessary in case of errors and Index restatements, delayed and missing data, hard forks, airdrops, or unexpected situations arising from market stress. In the event that expert judgment is exercised, this will be done by resorting to the written procedures reported in the methodology and by communicating the decisions taken to the Compass Crypto Reference Indices Steering Committee and the Internal Compliance Function in order to prevent conflicts of interest and to protect the integrity and the independence of the Index determinations. In addition, the interest of the Index users and the market integrity will be taken into account.

COMPASS FINANCIAL TECHNOLOGIES DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. COMPASS FINANCIAL TECHNOLOGIES, ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. COMPASS FINANCIAL TECHNOLOGIES, ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. COMPASS FINANCIAL TECHNOLOGIES, ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

The Index methodology and constituent digital asset trading platforms may be changed from time to time at the discretion of the Benchmark Administrator without Shareholder approval. For example, if the Benchmark Administrator determines that there have been material efforts to manipulate the price of XRP on a constituent digital asset trading platform or that the data feeds from such trading platform are unreliable, the Benchmark Administrator may remove such trading platform for the Index methodology. To the extent that such changes to the methodology result in a more limited set of constituent digital asset trading platforms, there is an increased risk that the price of XRP used in Trust’s calculation of NAV would deviate from the price quoted on digital asset trading platforms not included within the Index methodology. Shareholders will be notified of changes to the Index methodology only if the Sponsor determines that such changes are material with respect to an investment decision regarding the Shares. Once it has actual knowledge of material changes to the Index methodology, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

CALCULATION OF NAV

General

The Shares are valued on a daily basis as of 4:00 p.m. ET. The value of XRP held by the Trust is determined based on the fair market value price for XRP determined by the Benchmark Administrator.

The Trust’s NAV is calculated by:

●	taking the current market value of its XRP (determined as set forth below) and any other; and assets;

●	subtracting any liabilities (including accrued by unpaid expenses).

The Trust’s NAV per Share is calculated by taking the Trust’s NAV and dividing it by the total amount of Shares outstanding.

The XRP held by the Trust will typically be valued based on the XRP Index Price. The Administrator calculates the NAV of the Trust once each business day. The end-of-day XRP price is calculated using the XRP Index Price as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The pause after 4:00 p.m. ET provides an opportunity for the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor determines in good faith that the Index does not reflect an accurate XRP price, then the Sponsor will instruct the Benchmark Administrator to employ an alternative method to determine the fair value of the Trust’s assets. The Compass Crypto Reference Index 4pm New York XRP shall constitute the Index, but if the Index is not available or the Sponsor at its sole discretion based upon prevailing circumstances determines the Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued in accordance with the fair value policies approved by the Sponsor.

A Fair Value Event value determination will be based on all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Sponsor will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued. The Sponsor may, in its sole discretion, license the of use of an index as the secondary index (the “Secondary Index”). If, in the instance of a Fair Value Event, the Secondary Index is not available or the Sponsor at its sole discretion based upon prevailing circumstances determines the Secondary Index is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor at its sole discretion based upon prevailing circumstances determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

The XRP markets are generally open on days when U.S. markets are closed, which means that the value of the XRP owned by the Trust could change on days when Shares cannot be bought or sold.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Sponsor will calculate and disseminate throughout the core trading session on each business day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day.

The IIV disseminated during the Exchange’s core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV is calculated only once at the end of each trading day based on the relevant end-of-day value of the Trust’s XRP. The IIV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Sponsor will disseminate the IIV value through the facilities of relevant information processor and CQS High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 60-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated XRP price as reflected on the Selected Exchanges.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Other Assets

The fair value of any liquid assets held by the Trust primarily in the form of cash is included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor’s Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Fees and Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of XRP represented by the Shares may be reduced during the life of the Trust due to the transfer of the Trust’s XRP to pay for the Sponsor’s Fee and other liabilities, if such expenses are not offset by additional XRP generated by the Trust’s staking program. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

The Trust’s Financial Statements

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for XRP on the Trust’s financial statement measurement date. The Sponsor will determine at its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for XRP, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for XRP in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that XRP is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through digital asset brokers or dealers, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the digital asset brokers or dealers from whom the Sponsor acquires or disposes of the Trust’s XRP, the principal market in each scenario is determined by looking at the market-based level of volume and XRP trading activity. Digital asset brokers or dealers may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (each as defined in the FASB ASC Master Glossary). Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well-established and reputable XRP trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates at their sole discretion. Those markets include Bitstamp, Coinbase, Kraken, and LMAX Digital. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for XRP. The Sponsor then identifies that market as the principal market for XRP during that period, and uses the price for XRP from that venue at 4:00 ET as the principal market price.

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on December 10, 2024, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement.

The Trust holds only XRP and cash. The Trust is expected from time to time to issue Baskets in exchange for cash and to distribute cash in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the value of XRP as represented by the Index, less the Trust’s liabilities and expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient investment relative to a direct, outright investment in XRP.

The Shares represent units of fractional undivided beneficial interest in, and ownership of, the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The XRP held by the Custodians on behalf of the Trust will be transferred out of the XRP Account only in the following circumstances: transferred to pay the Sponsor’s Fee, transferred to be sold in connection with the redemption of Baskets, transferred to be sold on an as-needed basis to pay Additional Trust Expenses, sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of XRP to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Shares from time to time but only in Baskets. A Basket equals a block of 5,000 Shares. The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of the cash value of XRP represented by the Baskets being created or redeemed (net of accrued expenses and liabilities). The Trust is obligated to convert any cash contributed to XRP as soon as practicable, except to the extent necessary to pay expenses. The creation and redemption of a Basket may be made in exchange for the delivery to the Trust, or the distribution by the Trust, of cash equal to that NAV per Share for that day multiplied by 5,000 (or such other number of Shares then constituting a Basket), adjusted for any applicable Execution Charges. Each Share in the initial Baskets will be priced at $__ per Share. The cash required to create a Basket, or to be delivered upon a redemption of a Basket, will gradually decrease over time due to the transfer or sale of the Trust’s XRP to pay the Sponsor’s Fee and any Additional Trust Expenses. The Trust will not accept or distribute XRP in exchange for Baskets. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares. See “Plan of Distribution.”

The Administrator will determine the Trust’s XRP Holdings (which is the aggregate U.S. dollar value, based on the XRP Index Price, of the Trust’s XRP less its liabilities) on each day the Shares trade on Nasdaq as of 4:00 p.m. ET or as soon thereafter as practicable. The Administrator will also determine the XRP Holdings per Share, which equals the Trust’s XRP Holdings divided by the number of outstanding Shares. Each business day, the Sponsor will publish the Trust’s XRP Holdings and XRP Holdings per Share on the Trust’s website, https://coinshares.com/us/etf/, as soon as practicable after the Trust’s XRP Holdings and XRP Holdings per Share have been determined by the Administrator. See “Use of the Compass Crypto Reference Index 4pm New York XRP.”

The Trust’s assets will consist solely of XRP and cash. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the XRP held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market trading price of the Shares will fluctuate over time in response to the market prices of XRP. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis XRP pricing information from various financial information service providers or XRP Ledger information sites. Current XRP Index Prices are also generally available with bid/ask spreads directly from XRP Exchanges. As of the date of this Prospectus, the Selected Exchanges of the Index were ____, ____, ____, ____, ____ and ____. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

THE SPONSOR

The Trust’s Sponsor is CoinShares Co., a Delaware corporation and a wholly owned subsidiary by CoinShares International Limited. The Sponsor’s principal place of business is 437 Madison Avenue, 28th Floor, New York, NY 10022 and its telephone number is 646-308-1518. Under the Delaware General Corporation Law and the governing documents of the Sponsor, CoinShares International Limited, the sole shareholder of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole shareholder of the Sponsor.

CoinShares International Limited and its subsidiaries have significant experience sponsoring exchange-traded products and similar products in Europe, including both 1940 Act-registered exchange-traded products and non-1940 Act-registered exchange-traded products. The Sponsor currently oversees [__] exchange-traded products relating to the digital asset markets with assets totaling $[ ] as of [ ]. By managing its own products and through its relationships with the Staking Provider and the Custodian, the Sponsor has amassed significant knowledge regarding XRP and the digital asset markets.

The Sponsor’s Role

The Sponsor arranged for and paid the costs related to the creation of the Trust and the Sponsor will arrange for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. As consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also pays the costs of the Trust’s organization and will pay for the costs of the initial sale of the Shares.

The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining XRP or the cash proceeds of the sale of the Trust’s remaining XRP to the owners of record of the Shares.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “Activities of the Trust—Trust Expenses.”

Marketing Agent Agreement

The Sponsor has entered into a Marketing Agent Agreement with an independent third party to assist the Sponsor in distributing the Shares, developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, https://coinshares.com/us/etf/____/, executing the marketing plan for the Trust and providing strategic and tactical research on the global XRP market. For more information about the distribution of the Shares, see “Plan of Distribution.”

Index License Agreement

The Benchmark Administrator and the Sponsor have entered into an index license agreement (the “Index License Agreement”) governing the Sponsor’s use of the Index for calculation of the XRP Index Price. The Benchmark Administrator may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its Shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the Trust’s XRP Holdings to the Benchmark Administrator in consideration of its license to the Sponsor of Index-related intellectual property.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodians and their agents. As officers of the Sponsor, Jean-Marie Mognetti, the principal executive officer of the Sponsor, and Charles Butler, the principal financial officer and principal accounting officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor. Mr. Mognetti has served as principal executive officer since _________, 202_, and Mr. Butler has served as principal financial officer and principal accounting officer since ________, 202_. Both Mr. Mognetti and Mr. Butler hold their positions for an indefinite term. Mr. Mognetti and Mr. Butler also serve as officers and directors of other affiliates and subsidiaries of CoinShares International Limited, the Sponsor’s parent company.

Jean-Marie Mognetti, Principal Executive Officer

Jean-Marie Mognetti is the CEO and Co-founder of CoinShares International Limited (“CoinShares”), a leading European investment company specializing in digital assets. CoinShares is the parent company of the Sponsor. Mr. Mognetti holds a Masters in Mathematical Trading and Finance from Sir John Cass Business School. He is a seasoned commodity trader, having developed advanced expertise in areas such as quantitative analysis, risk management, and alpha generation. His skills extend to managing trading programs focused on macroeconomic commodities, notably cryptocurrencies. Before co-founding CoinShares in 2014, Mr. Mognetti served as a quantitative trader at Hermes Commodities Fund Managers. His role there was instrumental in establishing and implementing trading strategies based on rigorous quantitative risk management approaches.

Charles Butler, Principal Financial Officer and Principal Accounting Officer

Charles Butler trained with PricewaterhouseCoopers and is a fellow of the Institute of Chartered Accountants in England and Wales with more than 20 years of financial services experience.  Charles’s experience covers audit, accountancy, funds, trusts, and private wealth predominantly in the offshore financial services industry.  Prior to joining CoinShares in September 2017, Charles was a Senior Debt Fund Manager at BNP Paribas in Jersey.  At CoinShares Charles has responsibility for finance and tax matters, and is a director of a number of group companies.

THE TRUSTEE

CSC Delaware Trust Company (formerly Delaware Trust Company), a Delaware corporation, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodians or any other Person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the XRP or other assets of the Trust. See “Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

THE TRANSFER AGENT

________ will serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Transfer Agency and Service Agreement. The Transfer Agent has its principal office at ________

The Transfer Agent’s Role

The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel each Authorized Participant’s Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

The Transfer Agency and Services Agreement will have an initial three-year term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The Transfer Agent may terminate its services for certain material breaches of the Transfer Agency and Services Agreement and terminations as may be required or occasioned by law. Either party may terminate the Transfer Agency and Services Agreement upon 90 days’ prior written notice to the other party.

THE ADMINISTRATOR

________ will serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Administration and Accounting Agreement. The Administrator has its principal office at ________.

The Administrator’s Role

Pursuant to the Trust Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Custodians, the Transfer Agent and DTC, (iii) publishing the Trust’s XRP Holdings and XRP Holdings per Share each business day at 4:00 p.m. ET or as soon thereafter as practicable and (iv) instructing the Custodians to transfer the Trust’s XRP as needed to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Trust will indemnify the Administrator, and the Administrator will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement.

Under the Trust Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Trust Administration and Accounting Agreement. The Administrator may terminate its services for certain material breaches of the Trust Administration and Accounting Agreement and terminations as may be required or occasioned by law. Either party may terminate the Trust Administration and Accounting Agreement upon 90 days’ prior written notice to the other party.

AUTHORIZED PARTICIPANTS

An Authorized Participant must enter into an “Authorized Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of XRP required for creations and redemptions. The Authorized Participant Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Participant if the Sponsor or Administrator determines that an Authorized Participant does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities.

Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) enter into an Authorized Participant Agreement with the Sponsor.

A list of the current Authorized Participants can be obtained from the Sponsor. As of the date of this Prospectus, the Trust has engaged ________, ________, ________, ________ and ________ as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

THE CUSTODIANS

The ________ Custodian

Under the ________ Custody Agreement, the ________ Custodian is responsible for (1) safekeeping all of the XRP owned by the Trust allocated to it by the Sponsor, (2) opening one or more accounts that hold the Trust’s XRP and (3) facilitating the transfer of XRP required for the operation of the Trust as directed by the Sponsor. The Custodian is chartered as a limited-purpose trust company by the NYDFS and is authorized by the NYDFS to provide digital asset custody services. The Custodian is a wholly-owned subsidiary of ________.

Under the ________ Custody Agreement, the ________ Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of XRP, or fraud or willful misconduct, among others, the ________ Custodian’s aggregate liability under the ________ Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the ________ Custodian in the 12 months prior to the event giving rise to the ________ Custodian’s liability, and (B) the value of the affected XRP or cash giving rise to the ________ Custodian’s liability; (ii) the ________ Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the ________ Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the ________ Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the ________ Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the ________ Custodian in the 12 months prior to the event giving rise to the ________ Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the ________ Custodian is not liable, even if the ________ Custodian has been advised of or knew or should have known of the possibility thereof. The ________ Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the ________ Custodian. Under the ________ Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the ________ Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the ________ Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The ________ Custodian may terminate the ________ Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the ________ Custody Agreement). The ________ Custodian may terminate the ________ Custody Agreement for any reason upon providing 30 days’ notice to the Trust, or immediately for Cause (as defined below).

The ________ Custodian

________ is also authorized to safeguard the Trust’s XRP holdings. ________ maintains one or more custody accounts on its books, pursuant to the terms of the ________ Custody Agreement, for the receipt, safekeeping, and maintenance of XRP.

________ and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if ________ was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of ________’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, ________’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of ________ for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

________ cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by ________ employees or executives, and loss of keys directly related to ________’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of ________’s clients and is not specific to the Trust or to customers holding XRP and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through ________’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this Prospectus. ________ is not FDIC-insured. ________ has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by ________ in its sole discretion. Should ________ be impacted by a significant business disruption, ________ aims to minimize business interruption as quickly and efficiently as possible.

The ________ Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the ________ Custody Agreement. After the initial term, the ________ Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. ________ may terminate the ________ Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if ________ perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the ________ Custody Agreement at any time upon providing at least thirty (30) days’ written notice to ________, paying outstanding amounts and an early termination fee.

The ________ Custodian

________ is also authorized to safeguard the Trust’s XRP holdings. ________ maintains one or more custody accounts on its books, pursuant to the terms of the ________ Custody Agreement, for the receipt, safekeeping, and maintenance of XRP. CoinShares International Limited, the parent of the Sponsor, holds a minority equity interest in ________ and is therefore an affiliate of the Sponsor.

In general, ________’s (and its affiliates’) liability arising out of or relating to the ________ Custody Agreement will be limited to those damages that are caused directly by ________’s failure to exercise such care and skill to be reasonably expected of a professional custodian for hire of assets of the same type as the Trust’s assets, acting without gross negligence, willful default or fraud. More particularly, ________’s liability is limited by the following, among others: (i) in no event shall ________ (or its affiliates) be liable for any reduction in the value of the Trust’s assets; (ii) in no event shall ________ (or its affiliates) be liable for any losses suffered or incurred due to an event (or series of connected events) which could reasonably be considered to be outside of ________’s control; (iii) in no event shall ________ (or its affiliates) be liable for any indirect or consequential loss, loss of profits, contract, revenue, cost, opportunity, anticipated savings, business and/or goodwill, in each case, arising out of or in connection with the ________ Custody Agreement, even if that loss or damage was reasonably foreseeable or ________ (or its affiliates) was aware of the possibility of that loss or damage arising. To the extent that ________ (or its affiliates) is liable in accordance with the terms of the ________ Custody Agreement, ________’s (or its affiliates’) liability to the Trust in the case of Theft (a “Theft” is defined in the ________ Custody Agreement as unauthorized access to ________’s systems by a third party resulting in a reduction of the amount of the Trust’s assets held by ________ on behalf of the Trust) shall be limited to the higher of the service fees (paid and/or payable) by the Trust to ________ under the ________ Custody Agreement during the twenty-four (24) month period immediately preceding the Theft, or the actual amount received by ________ under its insurance policies maintained, if any, for the Theft. Other than in the case of Theft, to the extent that ________ (or its affiliates) is liable given the limitation and exclusions outlined in the ________ Custody Agreement, ________ (or its affiliates) shall not be liable to the Trust (whether arising in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum which would result in ________’s (or its affiliates) total liability under the ________ Custody Agreement to exceed the service fees paid or payable by the Trust to ________ under the agreement during the twelve (12) month period immediately preceding the event (or series of connected events) giving rise to the liability.

________ maintains comprehensive insurance coverage in relation to digital assets under custody, that is reviewed and updated on an ongoing basis. This program encompasses crime and specie policies and protects against risks related to third-party computer and fund transfer fraud, employee theft, collusion, and physical device or backup theft, loss or damage. The policy is designed to protect all clients and their on-chain segregated custody wallets, the $50 million (USD) limit is aggregated and pooled and not dedicated specifically to any individual client.

The ________ Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for thirty-six (36) months, unless earlier terminated in accordance with the terms of the ________ Custody Agreement. After the initial term, the ________ Custody Agreement will automatically renew for successive twelve (12) month periods, as established on the agreement, unless either party notifies the other of its intention to terminate in accordance with the terms of the agreement. ________ may terminate the ________ Custody Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) ________ determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either ________ or the Trust and the parties are unable to amend the relevant provisions of the ________ Custody Agreement in accordance with the terms of the agreement, (ii) a force majeure event, as defined in the ________ Custody Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the ________ Custody Agreement for a period of twelve (12) months from the effective date of the agreement.

THE CASH CUSTODIAN

________ serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all non-XRP assets of the Trust.

The Trust will indemnify the Cash Custodian from and against any and all claims, demands, losses, expenses and liabilities of any and every nature that the Cash Custodian may sustain or incur or that may be asserted against the Cash Custodian by any person arising directly or indirectly (i) from the fact that the relevant securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Cash Custodian in good faith (a) at the request or direction of or in reliance on the advice of the Trust or Sponsor, or (b) upon Written Instructions, or (iii) from the performance of its obligations under the Cash Custody Agreement.

Under the Cash Custody Agreement, the Cash Custodian has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Cash Custody Agreement. The Custodian may terminate its services for certain material breaches of the Cash Custody Agreement and terminations as may be required or occasioned by law. Either party may terminate the Cash Custody Agreement upon 90 days’ prior written notice to the other party.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences for the Trust.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor and its affiliates and their respective officers, directors, employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.

The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.

A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.

The Trust’s service providers (including its Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.

The Sponsor or its affiliates may purchase Shares from the Trust from time to time, and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its affiliates face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Administrator. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in XRP and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Administrator’s valuation of Shares.

________ is a Custodian of the Trust and an affiliate of the Sponsor, which may create conflicts of interest as a result of such relationship. ________ does not share officers or personnel with the Sponsor. Shareholders should be aware that ________ will not take the interests of the Shareholders into consideration when carrying out its duties under the ________ Custody Agreement. The interests of ________ and the Shareholders may not be aligned. ________ will have no responsibility or liability to the Shareholders or the Trust except as provided in the ________ Custody Agreement.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade XRP for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust, prospective investors should be aware that the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 5,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable, and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. For example, Shareholders do not have the right to elect directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting and Approvals

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor at its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Distributions

If the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. Accordingly, Shareholders of record at the time of a liquidation may receive either XRP or cash. See “Description of the Trust Agreement—The Trustee—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Redemption of the Shares

The Shares may be redeemed only by or through an Authorized Participant and only in whole Baskets. See “Description of Creation and Redemption of Shares.”

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the per-Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S XRP

XRP Custody Generally

The Trust has entered into the Custody Agreements, pursuant to which the Custodians will custody all of the Trust’s XRP, which is an affiliate of the ________ Custodian, in segregated accounts from time to time (the “Vault Accounts”). The Custodians will keep all of the private keys associated with the Trust’s XRP held by the Custodians in the Vault Accounts in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s XRP are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodians will generally keep a substantial portion of the Trust’s XRP in cold storage on an ongoing basis, from time to time, portions of the Trust’s XRP will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell XRP including to pay Trust expenses. The Trust’s XRP held in the Vault Accounts by the Custodians are held in segregated wallets and therefore are not commingled with the Custodians’ or other customer assets.

The Sponsor will allocate the Trust’s XRP between Vault Accounts at the ________ Custodian, ________ and ________. In determining the amount and percentage of the Trust’s XRP to allocate to each Vault Account, the Sponsor will consider (i) the concentration of the Trust’s XRP at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s XRP at each Custodian, (v) the fees and expenses associated with the transfer to or from the Vault Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s XRP held at the ________ Custodian, ________ or ________, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of XRP between the Vault Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of XRP between the Vault Accounts at each Custodian will occur “on-chain” over the XRP Ledger. On-chain transactions are subject to all of the risks of the XRP Ledger, including the risk that transactions will be made erroneously and are generally irreversible.

Custody of XRP typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of XRP from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s XRP is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodians are involved in private key management operations, and the Custodians have represented that no single individual has access to full private keys. While the Custodians will generally keep a substantial portion of the Trust’s XRP in cold storage on an ongoing basis, from time to time, portions of the Trust’s XRP will be held in the Trading Account outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell XRP to pay Trust expenses. The determination of what portion of the Trust’s XRP to store in the Trading Account and for what duration will be made by the Sponsor at its sole discretion. Please see “Cybersecurity Risks Related to XRP,” “Risks Related to the Markets and Service Ecosystem for XRP,” and “Risks Related to the Trust and the Shares” for a discussion of custody risks.

Even though XRP is only moved out of cold storage in connection with and to the extent of purchases and sales of XRP by the Trust, there are no policies that would limit the amount of XRP that can be held temporarily outside of cold storage. This could create greater risk of loss of the Trust’s XRP, which could cause Shareholders to suffer losses. Under normal market conditions, the Sponsor’s policy is to keep at least 95% of the Trust’s XRP in cold storage and no more than 5% of the Trust’s XRP in hot storage to cover the reasonably anticipated short-term transaction needs of the Trust.

The Custodians may receive deposits of XRP but may not send XRP without the use of the corresponding private keys. In order to send XRP when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Custodian can upload the fully signed transaction to an online network and transfer the XRP. Because the Custodians may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodians carefully consider the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors – Conflicts of Interest – The Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s XRP.”

The Trust may engage third-party custodians or vendors besides the Custodians and Cash Custodian to provide custody and security services for all or a portion of its XRP and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodians and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Custodians at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s XRP holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into XRP custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

Custody with the ________ Custodian

Under the terms of the ________ Custody Agreement, the Sponsor maintains sole discretion in allocating XRP among the Vault Accounts and the Trading Account. XRP custodied by the Custodians in the Vault Accounts is not commingled with assets of Custodians or their respective affiliates or with assets of other customers of Custodian. The ________ Custodian has also agreed in the ________ Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s XRP, and that the Trust’s XRP assets are not treated as general assets of the ________ Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the ________ Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the XRP held by the ________ Custodian for the Trust and that the Trust’s XRP is held in a separate, segregated account under the Trust’s name.

The ________ Custodian’s internal audit team performs periodic internal audits over custody operations, and the ________ Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the ________ Custodian by an external provider.

The ________ Custodian’s parent, ________ (“________”) maintains a commercial crime insurance policy in an amount up to $320 million, which is intended to cover the loss of client assets held by ________ and all of its subsidiaries, including the ________ Custodian (collectively, ________ and its subsidiaries are referred to as the “________ Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the ________ Insureds is shared among all of ________’s customers, is not specific to the Trust or to customers holding XRP with the ________ Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork of the XRP Ledger, the ________ Custodian may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the XRP Ledger entirely, provided that they shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. Provided that the ________ Custodian shall make commercially reasonable efforts to assist the Trust and take the necessary steps to enable the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, the ________ Custodian shall not have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the XRP Ledger in the event of a fork. The ________ Custodian has no responsibility to support airdrops. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

Under the ________ Custody Agreement, the ________ Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, among others, the ________ Custodian’s aggregate liability under the ________ Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the ________ Custodian in the 12 months prior to the event giving rise to the ________ Custodian’s liability, and (B) the value of the affected XRP giving rise to the ________ Custodian’s liability; (ii) the ________ Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the ________ Custodian is not liable, even if the ________ Custodian has been advised of or knew or should have known of the possibility thereof. The ________ Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the ________ Custodian.

Custody with ________

________ is also authorized to safeguard the Trust’s XRP holdings allocated to it by the Sponsor. ________ maintains one or more custody accounts on its books, pursuant to the terms of the ________ Custody Agreement, for the receipt, safekeeping, and maintenance of XRP.

As a regulated custodian, ________ is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys are safekept by ________ and will be held in cold storage in segregated accounts and are never commingled with ________ or other client assets. ________ applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The ________ ecosystem and architecture for private key management include the ________ Platform, hardware security modules (“HSMs”) and modular services. The ________ cold custody solution is built on ________’s security to manage keys on behalf of customers. ________ only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the ________ solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at ________ hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

________ is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, ________ refrains from disclosing the exact locations of these keys.

At time of wallet creation, ________ creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the ________ HSM and stored within ________’s data vault for the ________ Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of XRP held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

________ cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by ________ employees or executives, and loss of keys directly related to ________’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of ________’s clients and is not specific to the Trust or to customers holding XRP and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through ________’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this Prospectus. ________ is not FDIC-insured. ________ has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by ________ in its sole discretion. Should ________ be impacted by a significant business disruption, ________ aims to minimize business interruption as quickly and efficiently as possible.

________’s fork policy determines that in the event of an upcoming modification to the XRP Ledger that could result in a digital asset network fork or airdrop, ________ will use best commercial efforts to provide the value of the forked digital asset. In addition to ________’s fork policy, ________ adheres to the fork policy outlined by the Compass Financial Technologies. ________ may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by ________ and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The ________ Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the ________ Custody Agreement. After the initial term, the ________ Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. ________ may terminate the ________ Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if ________ perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the ________ Custody Agreement at any time upon providing at least thirty (30) days’ written notice to ________, paying outstanding amounts and an early termination fee.

Custody with ________

________ is also authorized to safeguard the Trust’s XRP holdings allocated to it by the Sponsor. ________ maintains one or more custody accounts on its books, pursuant to the terms of the ________ Custody Agreement, for the receipt, safekeeping, and maintenance of XRP.

XRP custodied by ________ will be segregated at the wallet level from the assets of ________ or their respective affiliates or with assets of any other customers of ________. ________ has also agreed in the ________ Custody Agreement that it shall not have the right to use, lend, pledge or hypothecate any of the Trust’s XRP, or create or, to the extent reasonably possible, permit others to create, any encumbrance in the Trust’s XRP. ________ shall separately identify all Trust XRP assets on its books and records as belonging to the Trust (and, accordingly, not to ________ (in its own or any other capacity), any other client of ________ or any third party). Additionally, ________ has agreed to provide the Trust and, if the Trust so directs, the Trust’s auditors with reports relating to account balances, value, transfers and other information and to provide the Trust and their respective auditors such access as they may reasonably require to perform their duties. Any such access shall be subject to execution of a confidentiality agreement and agreement to ________’s security procedures.

________’s fork policy provides that any new digital asset which results from a hard fork in the XRP Ledger during the term of the ________ Custody Agreement shall, on the Trust’s request, be assessed by ________ for its compatibility with the Platform (“Platform” is defined in the ________ Custody Agreement as the secure platform interface and technical solution which enables the Trust to access and utilize the vault services provided under the agreement). ________ will notify the Trust, following such assessment, whether the new digital asset in question is compatible with the Platform and is compliant with any other internal requirements of ________. In which case, such new digital asset shall, from its inception at the relevant fork be deemed: (i) included within the definition of “Compatible Asset” in the ________ Custody Agreement; and (2) as a distinct form of digital asset to XRP for all purposes (including, for the avoidance of doubt, the further application of ________’s fork policy). All holdings of the new digital asset in the Trust’s account(s) will be transferred into a new account for the Trust.

________ does not automatically credit any digital asset the Trust may obtain or otherwise be able to obtain through an airdrop. It is the Trust’s responsibility under the ________ Custody Agreement to monitor any airdrops, and to notify ________ of such airdrops. ________ will, following such notification, assess any such airdrop, on a case-by-case basis, and may decide, in its sole discretion, whether to support such an airdrop, or provide any services in connection with the digital assets obtained or obtainable through that airdrop.

________ maintains comprehensive insurance coverage in relation to digital assets under custody, that is reviewed and updated on an ongoing basis. This program encompasses crime and specie policies and protects against risks related to third-party computer and fund transfer fraud, employee theft, collusion, and physical device or backup theft, loss or damage. The policy is designed to protect all clients and their on-chain segregated custody wallets, the $50 million (USD) limit is aggregated and pooled and not dedicated specifically to any individual client.

The ________ Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for thirty-six (36) months, unless earlier terminated in accordance with the terms of the ________ Custody Agreement. After the initial term, the ________ Custody Agreement will automatically renew for successive twelve (12) month periods, as established on the agreement, unless either party notifies the other of its intention to terminate in accordance with the terms of the agreement. ________ may terminate the ________ Custody Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) ________ determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either ________ or the Trust and the parties are unable to amend the relevant provisions of the ________ Custody Agreement in accordance with the terms of the agreement, (ii) a force majeure event, as defined in the ________ Custody Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the ________ Custody Agreement for a period of twelve (12) months from the effective date of the agreement.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of XRP or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of XRP required in a Basket Deposit (the “Basket XRP Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of XRP or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor’s Fees and any accrued but unpaid Additional Trust Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets (the “Transfer Agent Fee”).

In addition, in connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below) an Authorized Participant is responsible for any operational processing and brokerage costs, transfer fees, financing fees, network fees and stamp taxes (the “Execution Charges,” and collectively with the Transfer Agent Fee, the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot XRP markets. Some Authorized Participants or their affiliates may from time to time buy or sell XRP and may profit in these instances. To the extent that the activities of Authorized Participants have a meaningful effect on the XRP market, it could affect the price of XRP and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the net asset value of the Trust. While the Sponsor currently expects that Authorized Participants’ direct activities in the XRP or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of XRP or the Shares, the impact of the activities of the Trust and its Authorized Participants on XRP or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Participants will place Cash Creation Orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Cash Custodian in order to facilitate settlement of the Shares and cash as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Purchase orders must be placed by 1:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the “Purchase Order Date.”

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of XRP (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of XRP with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the full cash deposit has been received. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor at its discretion.

Following an Authorized Participant’s In-Kind Creation Order, the Trust’s account at the Custodian must be credited with the required XRP by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required XRP in an “on chain” transaction over the Solana Network. Such on chain transactions are subject to the risks associated with Solana Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Solana Network congestion. Upon receipt of the Basket XRP Deposit amount in the Trust’s account at the Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account with the Cash Custodian (the “Cash Account”) must be credited with the required cash by the end of the Purchase Order Date. Upon receipt of the cash deposit amount in the Cash Account, the Cash Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

To the extent not held to facilitate redemption orders or pay the Trust’s expenses, the Sponsor will use cash proceeds received in connection with Cash Creation Orders to purchase XRP and deposit it in the Vault Accounts with the Custodians. XRP held in the Vault Accounts is the property of the Trust and is only transferred outside the Vault Accounts or sold in connection with creation and redemption transactions or to pay the Trust’s expenses and liabilities. The Trust’s XRP will not leased, loaned or used as collateral for any loan, margin, rehypothecation or similar activities. Expenses related to the acquisition of XRP in connection with a creation order and transfer of acquired XRP to the Vault Accounts will not be the responsibility of the Trust.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of XRP or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s XRP or cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at a later time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket XRP Deposit for a given day is determined by dividing the number of XRP held by the Trust as of the opening of business on that business day, adjusted for the amount of XRP constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of XRP smaller than [__] are disregarded for purposes of the computation of the Basket XRP Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of XRP, see “Calculation of NAV”.

To the extent there is a difference between the price actually paid by the Trust to acquire a Basket worth of XRP in connection with a Cash Creation compared to the cash value of the Basket (i.e., if there is a difference between the amount paid by the Trust to purchase the requisite amount of XRP and the valuation of XRP as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fees. The Authorized Participant is responsible for all expenses related to the acquisition of XRP in connection with a creation order. For a discussion of how the Trust determines the value of XRP, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this prospectus. Upon receipt of the deposit amount by the Custodians or the Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant. In the event an Authorized Participant or its Authorized Participant Designee fails to deliver a Basket XRP Deposit pursuant to an In-Kind Creation Order, such In-Kind Creation Order may, in the Sponsor’s sole discretion, be converted to a Cash Creation Order and subject to the procedures applicable to Cash Creation Orders described herein. If an Authorized Participant fails to consummate a Cash Creation Order, such order will be cancelled or delayed until the full deposit has been received.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form as described in the Authorized Participant Agreement;
●	the acceptance of the purchase order or Basket Deposit would not be in the best interest of the Trust;
●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences for the Trust or its Shareholders;
●	the acceptance of the Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent, the Custodians or the Cash Custodian;

●	the acceptance or receipt of the purchase order or Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or
●	circumstances outside the control of the Trust, the Sponsor, the Custodians or the Cash Custodian make it impractical or not feasible to process Baskets.

None of the Sponsor, the Transfer Agent, the Custodians or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on XRP being removed from an XRP Account with the Custodians. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption Orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”).

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of XRP to the Authorized Participant, or its Authorized Participant Designee, representing the amount of XRP held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor at its discretion.

To the extent there is a difference between the price actually received by the Trust to sell a Basket worth of XRP in connection with a Cash Redemption compared to the cash value of the Basket (i.e., if there is a difference between the amount received by the Trust to sell the requisite amount of XRP and the Trust’s NAV calculation), that difference will also be the responsibility of the redeeming Authorized Participant. Expenses related to the sale of XRP in connection with a redemption order and transfer of XRP from the Vault Accounts will not be the responsibility of the Trust.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its designee of an amount of either XRP (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above. The Authorized Participant is responsible for all expenses related to the sale of XRP in connection with a Cash Redemption order.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodians, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs the Cash Custodian to transfer the cash amount from the Cash Account to the designee of the Authorized Participant. For an In-Kind Redemption Order, the Sponsor will transfer the redemption XRP amount from a Custodian to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant or the Authorized Participant Designee on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Suspension of Creation and Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption, or postpone the creation or redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of XRP is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. The Sponsor will provide notice to Shareholders of any such suspensions in a prospectus supplement and/or through a current report on Form 8-K.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Sponsor determines that:

●	the redemption order is not in proper form as described in the Authorized Participant Agreement;
●	the acceptance of the redemption order would not be in the best interest of the Trust;
●	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Shareholders;
●	the acceptance of the redemption order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Cash Custodian;
●	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; or
●	circumstances outside the control of the Trust, the Sponsor, or the Cash Custodian make it impractical or not feasible for the Shares to be delivered under the redemption order.

Creation and Redemption Transaction Fees

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay the Transfer Agent Fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. In addition, an Authorized Participant is required to pay the Execution Charges to the Trust or the Sponsor, as applicable, to reimburse the operational processing and brokerage costs, transfer fees, network fees and stamp taxes. The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor.

With respect to purchases and sales of XRP conducted through XRP Trading Counterparties, transfers of XRP may be conducted as “on-chain” transactions represented on the XRP Ledger.

 Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the Sponsor-Paid Expenses, which are the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee’s fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. There is no cap on the amount of Sponsor-paid Expenses. At the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Sponsor will provide Shareholders with notice of any such redesignation in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Sponsor’s Fee, including, but not limited to, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses (collectively, “Additional Trust Expenses”). If the Trust incurs any Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert XRP into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of XRP represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling XRP. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Trust Expenses, the Sponsor expects that they may occur infrequently, if at all.

Disposition of XRP

To pay the Sponsor’s Fee, the Custodians will, when directed by the Sponsor, (i) withdraw from the XRP Account the number of XRP equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such XRP to an account maintained by a Custodian for the Sponsor or to an account affiliated with the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of XRP to the Sponsor or the sale of XRP for costs not included in the Sponsor’s Fee. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert XRP into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of XRP represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling XRP. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s disposition of XRP. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, the transfer or sale of XRP to pay the Trust’s expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Transfers of XRP to and from the Vault Accounts and the Trading Account, and transfers from the Trading Account to third-party digital asset brokers or dealers are conducted “on chain” in transactions represented on the XRP Ledger. On-chain transactions are subject to all of the risks of the XRP Ledger, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor may transfer XRP directly from a Vault Account to an account affiliated with the Sponsor. Such a transaction will normally be conducted “off chain” through book entries in the Custodians’ records.

Because the number of the Trust’s XRP will decrease as a consequence of the payment of the Sponsor’s Fee in XRP or the sale of XRP to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting XRP into U.S. dollars), the number of XRP represented by a Share will decline at such time and the Trust’s XRP Holdings may also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust’s XRP if the Sponsor determines that such sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of XRP.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares have been and will only be issued in book-entry-only form, so individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust, provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of Nasdaq, or if submitted to the Shareholders by the Sponsor at its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 437 Madison Avenue, 28th Floor, New York, NY 10022, or at the offices of the Administrator, or such office, including that of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and Nasdaq and shall be distributed to such persons and in such manner as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated by the Sponsor. The accountants’ report will be furnished by the Sponsor to Shareholders upon request.

The Sponsor will make elections, file tax returns and prepare, disseminate and file tax reports as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST AGREEMENT

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Shareholder for any action taken or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own fraud, willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA, which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodians or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the XRP or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Shareholders. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement. In addition, the Trust Agreement provides that Shareholders will indemnify the Trust for any harm suffered by it as a result of Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes and therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel and expenses incurred in connection with enforcement of the Trustee’s indemnification rights under the Trust Agreement), tax or penalty of any kind and nature whatsoever arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any such indemnified person for any such expenses that are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust shall have insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the termination of the Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorneys and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion upon 60 days’ notice to the Trustee. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement, provided that no such amendment or supplement may be made if it would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement shall be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Any amendment to the Trust Agreement that materially adversely affects the interests of the Shareholders shall not be effective any earlier than 20 days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to any such amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

●	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its XRP or seizes, impounds or otherwise restricts access to Trust assets;
●	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert XRP to U.S. Dollars;
●	A certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors; or
●	Shareholders holding at least 50% of the outstanding Shares, not including affiliated parties of the Sponsor for purposes of calculation of such percentage, notify the Sponsor that they elect to dissolve the Trust, notice of which is sent to the Sponsor not less than 90 business days prior to the effective date of dissolution.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

●	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;
●	The CFTC determines that the Trust is a commodity pool under the CEA;
●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;
●	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;
●	The Trust becomes insolvent or bankrupt;
●	The Cash Custodian, or the Custodians resign or are removed without replacement;
●	All of the Trust’s XRP are sold;
●	The Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust;
●	The Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code;
●	The Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days; or
●	The Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, its estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of its death, it waives on behalf of itself and its estate, and it directs the legal representative of its estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with either accessible XRP Exchanges or over-the-counter XRP markets to liquidate the Trust’s XRP as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentage of percentages of Shares that they hold.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The ________ Custody Agreement and Authorized Participant Agreements are governed by the laws of the State of New York. The ________ Custody Agreement is governed by the laws of the state of South Dakota. The ________ Custody Agreement is governed by the laws of England and Wales. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the jurisdiction of the courts of the State of New York and any federal courts located in the Borough of Manhattan in New York City.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the discussion below in “Tax Treatment of the Trust” and “Uncertainty Regarding the U.S. Federal Income Tax Treatment of XRP,” the following discussion constitutes the opinion of Chapman and Cutler LLP, special tax counsel to the Trust, regarding the material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;
●	dealers in securities;
●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;
●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;
●	persons holding Shares acquired by them as part of a Basket or redeeming Shares in exchange for the underlying XRP represented by the redeemed Shares;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;
●	real estate investment trusts;
●	regulated investment companies; and
●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of XRP for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of XRP

As discussed below, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the XRP held in the Trust. Many significant aspects of the U.S. federal income tax treatment of XRP are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as XRP, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) XRP are “property” that is not currency and (ii) XRP may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to XRP in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause XRP to be treated as currency for U.S. federal income tax purposes. If XRP were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of XRP would constitute ordinary income, and losses recognized on the disposition of XRP could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that XRP are properly treated for U.S. federal income tax purposes as property that is not currency. Special tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of XRP.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of XRP, including: (i) whether XRP are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether XRP are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for XRP acquired at different times or at varying prices; and (iv) whether and how a holder of XRP acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the XRP are transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS issued a FAQ that addressed some but not all of these issues, but the IRS has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in XRP.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or
●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

For U.S. federal income tax purposes, each U.S. Holder will be treated as the owner of an undivided interest in the XRP held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares for cash, the U.S. Holder’s initial tax basis in its pro rata share of the XRP held in the Trust will be equal to the amount paid for the Shares. This discussion assumes that each U.S. Holder will acquire all of its Shares for cash on the same date and at the same price per Share. U.S. Holders that acquire, or contemplate acquiring, multiple lots of Shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the XRP held in the Trust.

When the Trust transfers XRP to the Sponsor as payment of the Sponsor’s Fee, or sells XRP to fund payment of any Additional Trust Expenses or a redemption, each U.S. Holder will be treated as having sold its pro rata share of those XRP for their fair market value at that time (which, in the case of XRP sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the XRP that were transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the XRP that were transferred, subject to some specialized allocation rules for widely held fixed investment trusts (“WHFITs”). For some purposes, the WHFIT rules generally allocate Trust items based on distributions. For some purposes, redemptions are treated as distributions and may result in gain recognized by the Trust to generate proceeds for the redemption being disproportionately allocated to the Shareholder making the redemption. The application of the WHFIT rules to a trust holding XRP is uncertain. Assuming that XRP are not treated as currency for U.S. federal income tax purposes, any such gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year. The deductibility of capital losses may be subject to significant limitations. The Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the XRP held in the Trust will be based on the amount and cash contributed and the time the Trust purchased the XRP with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of XRP to the Trust in exchange for a pro rata share of the underlying XRP represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the XRP held in the Trust will be the same as its tax basis and holding period for the XRP delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying XRP related to such Shares. A U.S. Holder’s tax basis in its pro rata share of any XRP transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the XRP held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of XRP transferred and the denominator of which is the total amount of XRP held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the XRP remaining in the Trust will be equal to the tax basis in its pro rata share of the XRP held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the XRP transferred.

U.S. Holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. Holders. U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. If a U.S. Holder is an individual, trust or estate, the U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the XRP underlying such Shares. Accordingly, the Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the XRP held in the Trust that is attributable to the Shares disposed of. The Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the XRP held in the Trust will be based on the amount and cash contributed and the time the Trust purchased the XRP with the cash. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the XRP held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition. Assuming that XRP are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year.

If permitted, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

A redemption of some or all of a U.S. Holder’s Shares in exchange for the underlying XRP represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the XRP received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the XRP held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for XRP received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the XRP held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the XRP received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the XRP received the Shareholder generally will be a taxable event.

After any sale (or other disposition) of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the XRP held in the Trust immediately after the sale (or other disposition) generally will equal the tax basis in its pro rata share of the total amount of the XRP held in the Trust immediately prior to the sale, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder upon the sale (or other disposition) (or, in the case of a redemption, which is treated as the basis of the XRP received by the Shareholder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares will reduce the amount realized by the U.S. Holder with respect to the sale.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is, for such purposes:

●	a nonresident alien individual;
●	a foreign corporation; or
●	a foreign estate or trust.

The term “non-U.S. Holder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of XRP in payment of the Sponsor’s Fee and the sale of XRP in connection with the payment of any Additional Trust Expenses. A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Holder recognizes upon a sale of Shares. However, if the income from the trust is effectively connected to a U.S. trade or business or, in the case of an individual, the individual is in the United States for more than 180 days, the gains may be subject to U.S. tax.

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide holders of Shares with information regarding their shares of the Trust’s annual income (if any) and expenses in accordance with applicable Treasury regulations.

A U.S. Holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying XRP held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRAs) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the consequences of a purchase of Shares.

SEED CAPITAL INVESTOR

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased ____ (__) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $____. On ____, 202_, the Trust purchased ____ XRP with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Plan of Distribution” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Share and the Seed Baskets to the public pursuant to this Prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Baskets.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.]

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets only to Authorized Participants in exchange for deposits of cash on a continuous basis. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive XRP as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving XRP as part of the creation or redemption process. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed a statutory underwriter with respect to the Seed Baskets. Authorized Participants, other broker-dealers, and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary-market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission-based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal adviser regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) entered into between the Sponsor and Paralel Distributors LLC (the “Marketing Agent”), the Marketing Agent will be paid an annual fee by the Sponsor. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

●	at the request of the Trust, the Marketing Agent shall assist the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the Transfer Agent, for the creation and redemption of Baskets of the Trust;
●	maintain copies of confirmations of Basket creation and redemption order acceptances and produce such copies upon reasonable request from the Trust or Sponsor;
●	make available copies of the prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements;
●	maintain telephonic, electronic mail and/or access to direct computer communications links with the Transfer Agent;
●	review and approve, prior to use, all Trust marketing materials;
●	ensure that all direct requests by Authorized Participants for prospectuses are fulfilled;
●	work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; and
●	register and oversee supervisory activities of a certain number of FINRA-licensed registered representatives.

The Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

The Shares will be listed and traded on Nasdaq under the symbol “____.”

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”), including the Seed Capital Investor, may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Chapman and Cutler LLP. Chapman and Cutler LLP, as special tax counsel to the Trust, will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares. Chapman and Cutler LLP will render an opinion regarding the Trust’s status under Delaware law.

EXPERTS

The financial statements of the CoinShares XRP ETF included herein are in reliance on the report of [_____], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, https://coinshares.com/us/etf/____/

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which include safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://coinshares.com/privacy-policy.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://coinshares.com/us/etf/____/. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

You may also obtain information about the Trust by visiting its website at https://coinshares.com/us/etf/____/. Information contained in the Trust’s website is not part of this Prospectus.

PROSPECTUS

CoinShares XRP ETF

Shares of CoinShares XRP ETF

The date of this prospectus is [             ], 202_

Until _______, 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by CoinShares Co., the Sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)		$0	*
Listing fee (actual)	$	_____
Auditor’s fees and expenses	$	_____
Legal fees and expenses	$	_____
Printing expenses	$	_____
Miscellaneous expenses	$	_____
Total	$	_____

*  An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14.	Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
3.1	Trust Agreement*
3.2	Certificate of Trust*
5.1	Opinion of Chapman and Cutler LLP as to legality*
8.1	Opinion of Chapman and Cutler LLP as to tax matters*
10.1	Custodial Services Agreement *
10.2	Trust Administration Agreement*
10.3	Transfer Agency and Service Agreement*
10.4	Form of Authorized Participant Agreement*
10.5	Trust Accounting Agreement*
10.6	Cash Custody Agreement*
10.7	Marketing Agent Agreement*
10.8	Index License Agreement*
10.9	Sponsor Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1 and 8.1*
107	Filing Fee Table.**
*	To be filed by amendment.
**	Filed herewith.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 22, 2025.

CoinShares Co.
Sponsor of the CoinShares XRP ETF

By:	/s/	Jean-Marie Mognetti
	Name:	Jean-Marie Mognetti
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Jean-Marie Mognetti Jean-Marie Mognetti	Principal Executive Officer	August 22, 2025

/s/ Charles Butler Charles Butler	Principal Financial Officer and Principal Accounting Officer	August 22, 2025
*	The Registrant is a trust and the persons are signing in their capacities as officers of CoinShares Co., the Sponsor of the Registrant.